                                 EXHIBIT 10.7


                          STANDARD INSURANCE COMPANY

                            HOME OFFICE EMPLOYEES'

                          DEFERRED COMPENSATION PLAN

                                  RESTATEMENT

                                    (1994)


                                        By: /s/ Ivy E. Lenz
                                            --------------------------
                                            (Signature)

                                        By: Ivy E. Lenz
                                            --------------------------
                                            (Name Printed or Typed

                                     Title: Corporate Secretary
                                            --------------------------

                              Date Adopted: Feb 28, 1994
                                            --------------------------

                        OUTLINE OF KEY PLAN PROVISIONS

1 .  Definition of Compensation (See Plan Section 2.7):
     --------------------------

     Generally, "Compensation" means wages that are reportable as income on IRS Form W-2 and that were earned while the Employee was an "Eligible Employee". However, Compensation does not include amounts attributable to Company-wide profit sharing bonuses, officers' hiring, relocation, or other individualized bonuses, long term incentive compensation plans, reimbursement for unused vacation at the time of termination, severance pay, taxable fringe benefits, tax reimbursements, awards and prizes, club dues, noncash compensation, or contributions to and benefits from any other employee benefit plan maintained by Standard, except as provided below.

     In addition, Compensation means elective deferrals (including, for example, Elective Contributions under this Plan) and any amounts deferred under a "cafeteria plan".

2.   Definition of Eligible Employee (See Plan Section 2.13):
     -------------------------------

     "Eligible Employee" means, at any time, an Employee who is not a union member except to the extent the collective bargaining agreement expressly permits or requires participation in this Plan, who is not a Leased Employee or an Agent, and whose Service is based at the Home Office or an Agency office.

     Eligible Employees are those Employees who are potentially eligible to participate in this Plan.

3.   Minimum Participation Standards (See Plan Section 3.2):
     -------------------------------

     An Employee may participate in the Plan as of any Entry Date when he or she:

     a.  is an Eligible Employee,

     b. with respect to Elective Contributions, has been an Employee for 28 consecutive days, and

     c. with respect to Matching Contributions, has been an Employee for at least one year.

4.   Basic Contributions (See Plan Sections 4.1.1 - 4.1.4):
     -------------------

     a.  Amount: Matching Contributions may be made equal to 100% of the
         ------
         Participant's Elective Contributions during the period in which he was a Participant with respect to Matching Contributions.

     b.  Allocation: Matching Contributions shall be allocated to those
         ----------
         Participants who make Elective Contributions according to the Matching Contributions formula described above, EXCEPT that a Participant's Elective Contributions in excess of 3% of the Participant's Eligible Compensation shall not be taken into account.

     c.  Vestinq: Basic Contributions are 100% vested at all times.
         -------

5.   Elective Contributions (See Plan Sections 4.2.1 - 4.2.5):
     ----------------------

     Elective deferrals may be contributed to the Plan by Participants in amounts equal to not less than 3% nor more than the maximum percentage legally premissible of their Elective Compensation.

     Elective Contributions are 100% vested at all times.


FIFTH AMENDMENT
Outline of Key Plan Provisions
Effective 7/1/98

6.    Expenses (See Plan Section 6.4):
      --------

      The Expenses of maintaining this Plan which are not paid by the Employer shall be satisfied directly out of the Plan's assets, except for certain transactional charges which shall be paid by the particular Participants involved.

7.    Investments (See Plan Section 6.1.2):
      -----------

      Effective April 1, 1994, Participants are permitted to direct the investment of amounts held by the Plan on their behalf.

8.    Loans (See Plan Section 7.6):
      -----

      Participant loans are permitted under this Plan.


PLEASE NOTE
-----------

THE FOREGOING STATEMENTS ARE MERELY SUMMARIES OF SPECIFIC PLAN PROVISIONS, PROVIDED FOR QUICK REFERENCE. THE PLAN TEXT ITSELF CONTROLS AND MUST BE REFERRED TO FOR THE ACTUAL AND COMPLETE PLAN PROVISIONS.

                               TABLE OF CONTENTS

ARTICLE I                                    STATEMENT OF PURPOSE AND INTENTIONS
1.1   Purpose............................................................ Page 1
1.2   Intent to Qualify..................................................      1
1.3   Effect of Amendment and Restatement................................      1

ARTICLE II                                                           DEFINITIONS

2.1   Anniversary Date...................................................      2
2.2   Annuity Starting Date..............................................      2
2.3   Beneficiary........................................................      2
2.4   Break in Service Year..............................................      2
2.5   Code...............................................................      2
2.6   Company............................................................      2
2.7   Compensation.......................................................      2
2.8   Date of Employment.................................................      3
2.9   Date of Re-employment..............................................      4
2.10  Effective Date.....................................................      4
2.11  Elective Compensation..............................................      4
2.12  Eligible Compensation..............................................      4
2.13  Employee...........................................................      4
2.14  Employer...........................................................      7
2.15  Hour of Service....................................................      8
2.16  Individual Accounts................................................      9
2.17  Insurance Company..................................................      9
2.18  Limitation Year....................................................      9
2.19  Normal Retirement Age and Normal Retirement Date...................      9
2.20  Participant........................................................      9
2.21  Plan...............................................................     10
2.22  Plan Administrator.................................................     10
2.23  Plan Year..........................................................     10
2.24  Preliminary Service................................................     10
2.25  Qualified Matching Contributions ("QMAC")..........................     10
      Qualified Nonelective Contributions ("QNC")........................     10
2.26  Required Beginning Date............................................     10
2.27  Retirement and Retirement Date.....................................     11
2.28  Service............................................................     11
2.29  Total and Permanent Disability.....................................     11
2.30  Trustees...........................................................     11
2.31  Vested Benefit.....................................................     11
2.32  Years of Service...................................................     11

ARTICLE III                                                        PARTICIPATION

3.1   Commencement of Participant........................................     13
3.2   Minimum Participation Standards....................................     13
3.3   Preliminary Service................................................     13
3.4   Active Participation; Inactive Participation.......................     14
3.5   Cessation of Participation.........................................     14
3.6   Participation on Resumption of Employment..........................     14

ARTICLE IV                                                         CONTRIBUTIONS
4.1.1  Basic Contributions: Amount .......................................... 15
4.1.2  Basic Contribution Account............................................ 15
4.1.3  Basic Contributions: Allocations ..................................... 16
4.1.4  Basic Contributions: Vesting ......................................... 16
4.2.1  Elective Contributions: Amount ....................................... 17
4.2.2  Elective Contribution Account ........................................ 19
4.2.3  Elective Contributions: Allocations .................................. 19
4.2.4  Elective Contributions: Vesting ...................................... 19
4.2.5  Elective Contributions: Withdrawals .................................. 20
4.3.1  Supplemental Contributions: Amount ................................... 22
4.3.2  Supplemental Contribution Accounts ................................... 22
4.3.3  Supplemental Contributions: Allocations .............................. 22
4.3.4  Supplemental Contributions: Vesting .................................. 22
4.4.1  Rollover Contributions: Amount ....................................... 23
4.4.2  Rollover Contribution Account ........................................ 23
4.4.3  Rollover Contributions: Allocation ................................... 23
4.4.4  Rollover Contributions: Vesting ...................................... 23
4.5.1  Prior Plan Contributions Account ..................................... 23
4.5.2  Prior Plan Contributions: Vesting .................................... 24
4.5.3  Prior Plan Contributions: Withdrawals ................................ 24

ARTICLE V                                    REQUIRED NON-DISCRIMINATION TESTING

5.1.1  Limitation on Additions .............................................. 25
5.1.2  Suspense Account ..................................................... 30
5.2.1  Top-Heavy Provisions: Application .................................... 30
5.2.2  Top-Heavy Determination .............................................. 30
5.2.3  Special Rules for Top-Heavy Plans .................................... 33
5.3    Actual Deferral Percentage Test ...................................... 34
5.4    Average Contribution Percentage Test ................................. 38
5.5    Multiple Use of Alternative Limitation ............................... 42

ARTICLE VI                                         ADMINISTRATION OF PLAN ASSETS

6.1.1  The Investment Fund .................................................  44
6.1.2  Employee Directed Investments........................................  44
6.2    Net Adjustments......................................................  45
6.3    Distribution Adjustments.............................................  45
6.4    Expenses ............................................................  45

ARTICLE VII                                                        DISTRIBUTIONS

7.1    Termination of Employment (Including Disability)
         Before Retirement..................................................  47
7.2    Death Benefits.......................................................  47
7.3    Retirement ..........................................................  51
7.4    Form of Retirement Benefit ..........................................  51
7.5    Retirement Benefits: Election of Forms and Commencement
         of Payments........................................................  53
7.6    Loans to Participants................................................  57

ARTICLE VIII GENERAL PROVISIONS
8.1.1  Plan Modification: Authority........................................   62
8.1.2  Plan Modification: Merger...........................................   62
8.1.3  Plan Modification: Termination......................................   62
8.2.1  Duties: Plan Administrator..........................................   62
8.2.2  Duties: Employer....................................................   63
8.3    Benefit Claims Procedure............................................   63
8.4    Review Procedure....................................................   63
8.5    Qualification of the Plan and Conditions of Contributions...........   64
8.6    Beneficiaries.......................................................   64
8.7    Spendthrift Clause..................................................   65
8.8    Annuities...........................................................   65
8.9    Limitations of the Employer's Liability.............................   65
8.10   Non-Guarantee of Employment.........................................   66
8.11   Applicable Law......................................................   66
8.12   USERRA Requirements.................................................   66

ARTICLE IX DIRECT ROLLOVERS

9.1    General Rule........................................................   67
9.2    Definitions.........................................................   67

                                   ARTICLE I

                           STATEMENT OF PURPOSE AND
                                  INTENTIONS

1.1  Purpose
---  -------

     The Employer adopts this Plan as a defined contribution retirement plan of the profit sharing type with a cash or deferred arrangement to provide retirement benefits and incidental benefits to certain Employees who qualify for such benefits as more particularly provided herein.

1.2  Intent to Qualify
---  -----------------

     It is the Employer's intent that this Plan be a qualified plan in the meaning of sec. 401 of the Internal Revenue Code of 1986, as amended, that any trust that may become part hereof be exempt from tax under sec. 501(a) of the Code, and that contributions made by the Employer be deductible under sec. 404 of the Code. This Plan shall be interpreted, applied and administered in a manner consistent with this intent to qualify. All amounts contributed to, accumulated and/or held pursuant to this Plan shall not be diverted to or used for other than the exclusive benefit of the Participants or their beneficiaries until after such amounts have been distributed from this Plan. In the event that the portion of this Plan comprising the qualified cash or deferred arrangement fails to qualify under the provisions of sec. 401(k) of the Code, the Plan as a whole shall nonetheless be interpreted so as to qualify under sec. 401(a) of the Code.

1.3  Effect of Amendment and Restatement
---  -----------------------------------

     This Plan is an amendment and restatement of the Standard Insurance Company Employees and Agents Deferred Compensation Plan. As such, it is effective only with respect to Home Office Employees and to Employees who terminate employment with the Employer on or after the date the restated Plan was adopted, so that the rights to benefits from the Plan, if any, of former Employees who terminated employment before that date shall be determined according to the Plan as it was on the date they terminated employment, except to the extent that it may cause this Plan's document to more accurately reflect both the intent of the Employer and the ongoing administration of the Plan, and except as may be otherwise specifically provided in this Plan, and except to the extent required by law.

                                  ARTICLE II

                                  DEFINITIONS

For the purposes of this Plan, when the following terms appear in this Plan in boldface type, they shall have the meanings indicated in this Article unless a different meaning is clearly required by the context.

Whenever required by the context, masculine pronouns shall include the feminine, and singular the plural.

2.1  Anniversary Date means each January 1.
---  ----------------

2.2  Annuity Starting Date means the first day of the first period for which an
---  ---------------------
     amount is payable as an annuity or any other form.

2.3  Beneficiary is defined in Section 8.6, except as specifically provided to
---  -----------
     the contrary elsewhere in this Plan.

2.4  Break in Service Year means a twelve-consecutive-month period commencing on
---  ---------------------
     an Anniversary Date (or, for the purposes of determining an Employee's Preliminary Service, each Preliminary Computation Period, as described in
     Article III) and during which an Employee (or former Employee) is not credited with any Hours of Service.

2.5  Code means the Internal Revenue Code of 1986, as amended, and all
---  ----
     regulations promulgated thereunder.

2.6  Company means Standard Insurance Company, an Oregon mutual insurance
---  -------
     company.

2.7  Compensation means wages, salary, and/or other remuneration that is
---  ------------
     receivable by an individual during a Plan Year in exchange for Service while an Eligible Employee and that is required to be reported as income on the individual's Form W-2 for federal income tax purposes, EXCEPT that Compensation shall not include amounts attributable to Company-wide profit sharing bonuses, officers' hiring or relocation bonuses, other individualized bonuses paid to officers, long-term incentive compensation plans, reimbursement for unused vacation at the time of termination of Service, severance pay, taxable fringe benefits, tax reimbursements, awards and prizes, club dues, noncash compensation, or contributions to and benefits from any other employee benefit plan maintained by the Company except as provided below.

     In addition, Compensation shall include the following amounts:

     (a) all elective deferrals (as defined by Code sec. 402(g)(3)) made by the Participant during the Plan Year pursuant to a cash or deferred arrangement sponsored by the Employer, including those described by
          Section 4.2.1 of this Plan; and

     (b) all Compensation accrued by the Participant during the Plan Year but which is not then included as taxable income of the Participant pursuant to a "cafeteria" or other such plan maintained by the Employer according to Code sec. 125.

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401 (a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect or a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401 (a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

      If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for the prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

      Any provision of this Section to the contrary notwithstanding, the amount of Compensation for each Participant taken into account under this Plan in any Plan Year beginning after 1988 and before 1994 may not exceed $200,000, or such greater amount as the Secretary of the Treasury or his delegate may have authorized pursuant to Code sec. 401 (a)(17).

      In applying this limit, the family aggregation rules of Code sec. 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year. In addition, if this limit applies to a family unit, then for the purposes of this Plan, each affected family member shall be credited with an amount of Compensation on a pro rata basis, so that such credited amount, when compared to the adjusted compensation limit, shall have the same direct proportion that exists in comparing that person's actual Compensation to the sum of all that family's affected members' Compensation.

2.8   Date of Employment means the date on which an Employee has his first Hour
---   ------------------
      of Service.

2.9   Date of Re-employment means the first date as of which an Employee has an
---   ---------------------
      Hour of Service after his most recent termination of Service, EXCEPT that for the purposes of determining Preliminary Service, Date of Re-employment means the first date as of which an Employee is credited with an Hour of Service after he most recently has accrued a Break in Service Year which permits his prior Preliminary Service to be disregarded.

2.10  Effective Date means January 1, 1980. The effective date of this
----  --------------
      amendment and restatement is January 1, 1994, except as may be otherwise required by law for particular Plan provisions.

2.11  Elective Compensation means that portion of a Participant's Compensation
----  ---------------------
      that is attributable to Service performed while the Participant had in
                                                                      ------
      effect an election to have Elective Contributions made on his behalf,
      ------
      pursuant to Article IV.

2.12  Eligible Compensation means that portion of a Participant's
----  ---------------------
      Compensation that is attributable to Service performed while he was a Participant with respect to Basic Matching Contributions (i.e. he had satisfied the one year Preliminary Service requirement and commenced participation on the next Entry Date).

2.13  Employee means a natural person who performs Service for the Employer in
----  --------
      exchange for Compensation, including any Leased Employee (as described below) but excluding any independent contractor who is not a Leased, Employee. For the purposes of this Plan, Employee shall be further described as follows.

      (a)  Eligible Employee means (1) an Employee who is not a Leased Employee,
           -----------------
           (2) an Employee who is not included in a unit of employees covered by a collective bargaining agreement with the Employer pursuant to which retirement benefits were the subject of good faith bargaining, except to the extent that such agreement expressly permits or requires participation in this Plan and (3) an Employee whose Service is based at the Company's Home Office in Portland, Oregon, or at any Agency Office of the Company. However, Eligible Employee does not mean any person who is an Agent. An Agent means an agency manager, district manager, associate manager, agency supervisor, career agent or senior agent engaged as such pursuant to a contract with the Company.

      (b)  Highly Compensated Employee ("HCE") means:
           -----------------------------------------

           (1) The group of HCEs includes any Employee who during the Plan Year performs services for the Employer and who (i) in a 5-percent owner, (ii) receives compensation for the Plan Year in excess of the sec. 414(q)(1)(B) amount for the Plan Year, (iii) receives compensation for the Plan Year in excess of the sec. 414(q)(1)(C) amount for



FIFTH AMENDMENT
Section 2.12
Effective 7/1/98
               the Plan Year and is a member of the top paid group of Employees within the meaning of sec. 414(q)(4), or (iv) is an officer and receives compensation during the Plan Year that is greater than 50 percent of the dollar limitation in effect under sec. 415(b)(1)(A). If no officer satisfies the compensation requirement during the Plan Year, the highest paid officer for such year shall be treated as an HCE.

               For purposes of determining who is an HCE, compensation means compensation within the meaning of sec. 415(c)(3) as set forth in the Plan for purposes of determining the sec. 415 limits, except that amounts excluded pursuant to sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included. If compensation used for purposes of determining the sec. 415 limits under the Plan is not defined as total compensation as provided under sec. 415(c)(3) and the regulations thereunder, then for purposes of determining who is an HCE, compensation means compensation within the meaning of sec. 1.415-2(d)(11)(i) of the Income Tax Regulations, except that amounts excluded pursuant to sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included.

           (2) If an Employee is a family member of either a 5-percent owner (whether active or former) or an HCE who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5-percent owner or top-ten HCE shall be aggregated. In such case, the family member and 5-percent owner or top-ten HCE shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of the compensation and benefits of the family member and 5-percent owner or top-ten HCE. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such lineal ascendants and descendants.

           (3) The determination of who is an HCE, including the determination of the number and identity of Employees in the top paid group, the number of Employees treated as officers and the compensation that is taken into account, shall be made in accordance with the sec. 414(q) and sec. 1.414(q)-1T of the temporary Income Tax Regulations to the extent they are not inconsistent with the method established above.



THIRD AMENDMENT
Section 2.13
Effective 1/1/95

     (c)  Key Employee means (solely for the purposes of Section 5.2) an
          ------------
          Employee who, at any time during the Plan Year or 4 preceding Plan Years, was:

          (1) an officer of the Employer having an annual Compensation greater than 50% of the amount in effect under Code sec. 415(b)(1)(A) for any such Plan Year; or

          (2) one of the ten Employees having annual Compensation greater than the limitation in effect under Code sec. 415(c)(1)(A) and owning (or considered as owning within the meaning of Code sec. 318) the largest interests of the Employer; or


THIRD AMENDMENT
Section 2.13
Effective 1/1/95

           (3)  a 5 percent owner of the Employer; or

           (4) a 1 percent owner of the Employer having an annual Compensation of more than $150,000.

           For the purposes of this Plan, Key Employee shall be described more particularly by (and in any event, interpreted consistent with) Code sec. 416(i)(1) and regulations promulgated thereunder.

      (d)  Leased Employee means a person who is employed (either as a common
           ---------------
           law employee or an independent contractor) by a leasing organization (but not by the Employer) and who performs services for the Employer on a substantially full-time basis for a period of at least one year, where such services are of a type historically performed by Employees within the business field of the Employer, and where such services are provided pursuant to a contract between the leasing organization and the Employer, EXCEPT that if such person is covered under a money purchase pension plan maintained by the leasing organization and which provides (1) a nonintegrated employer contribution rate of at least 7 1/2% of compensation for services performed prior to January 1, 1987, and at least 10% of compensation for services performed after December 31, 1986, with compensation being determined according to Code sec. 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code sec. 125, 402(e)(3), 402(h), or 403(b); (2) immediate participation; and (3) full and immediate vesting, AND if the sum of all such persons is not more than 20% of the Employer's "nonhighly compensated workforce" (as defined in 26 CFR 1.414(n)-2(f)(3)(ii)), then for the purposes of this Plan such person is not a Leased Employee, and is at that time ineligible for a benefit or any vested interest in this Plan.

           Any provisions of this Section and this Plan to the contrary notwithstanding, the term "Leased Employee" shall be more specifically defined by, and Leased Employees shall be treated under this Plan consistent with, Code sec. 414(n) and 26 CFR 1.414(n)-2.

2.14  Employer means Standard Insurance Company, and any other person or
      --------
      business organization which has adopted and maintains this Plan on behalf of its employees with the consent of Standard Insurance Company.

      In addition, to the extent required for this Plan's qualification for special tax treatment under the Code, and to the extent otherwise required by applicable law, including for example the determination of a Participant's Preliminary Service and Years of Service, Employer also means any predecessor organization which previously maintained this Plan on behalf of its employees (but only with regard to that period of time during which the Plan was maintained by such organization(s)), and any employer which, together with the Employer (as otherwise defined in this Section), is a member of a controlled group of corporations in the meaning of Code sec. 414(b), or is a member of a group of trades or business (whether or not incorporated) under common control in the meaning of Code sec. 414(c), or is a member of an affiliated service group in the meaning of Code sec. 414(m), or is otherwise required to be aggregated by Code sec. 414(o).

2.15  Hour of Service means:
      ---------------

      (a) each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties;

      (b) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, il1ness, incapacity (including disability), layoff, jury duty, military duty or leave of absence except with respect to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws or which are solely in reimbursement to the Employee for medical or medically-related expenses incurred by the Employee; however, no more than 501 Hours of Service shall be credited pursuant to this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year); and

      (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; however, an Hour of Service shall not be credited under both this paragraph and paragraph (a) or (b), above.

      Hours of Service credited under paragraphs (b) and (c), above, shall be credited in accordance with Department of Labor Regulations found at 29CFR sec. 2530.200b-2(b). Hours of Service shall be credited to the appropriate Plan Year in accordance with 29CFR sec. 2530.200b-2(c).

      Hours of Service included pursuant to paragraph (a) shall be determined according to records of employment maintained by the Employer. If such records do not provide an adequate basis for determining the actual number of Hours of Service accrued by a particular Employee (e.g. a salaried Employee), then Hours of Service under paragraph (a) shall be credited to the Employee on a weekly basis and the Employee shall be credited with 45 Hours of Service for every week in which he has accrued at least one Hour of Service as otherwise described in paragraph (a).

      Special Rule for Maternity or Paternity Absences
      ------------------------------------------------

      If an Employee is absent from work after December 31, 1984, due to

      (1)  the pregnancy of the Employee,

      (2)  the birth of a child to the Employee,

      (3) the placement of a child with the Employee pursuant to the Employee's adoption of the child, or

      (4) the care of such child described in (2) or (3) above immediately following its birth or placement,

  Art. II
      the Employee shall nonetheless be credited with the number of Hours of Service which normally would have been credited to the Employee but for said absence (or, if the Plan Administrator is unable to determine said number, with eight (8) Hours of Service for each regularly scheduled workday the Employee is absent), to a maximum of 501 Hours of Service,

      PROVIDED that this special crediting of Hours of Service occurs during only one Plan Year, and

      PROVIDED that the Plan Year in which such Hours of Service are credited is the Plan Year in which the absence begins, unless such crediting would not be necessary to avoid a Break in Service Year in said Plan Year, in which case such Hours of Service shall be credited as they accrue in the Plan Year immediately following the Plan Year in which the absence begins, and

      PROVIDED that the crediting of such Hours of Service shall be solely for the purpose of avoiding a Break in Service Year, and shall not operate to increase any Employee's or former Employee's vested percentage or retirement benefit, nor shall the crediting have any other operative effect regarding this Plan, and

      PROVIDED that, under rules established by the Plan Administrator, the Employee may be required to provide to the Plan Administrator written certification from the Employee's attending doctor or other professional attendant at birth or representative of the relevant adoption agency to establish that the absence from work is for the reasons referred to above.

2.16  Individual Accounts means, for any Participant, those accounts which are
----  -------------------
      both listed below and maintained pursuant to this Plan on his behalf.

      (a)  Basic Contribution Account

      (b)  Elective Contribution Account

      (c)  Rollover Contribution Account

      (d)  Prior Plan Contribution Account

      (e)  Supplemental Contribution Account

2.17  Insurance Company means a legal reserve life insurance company, licensed
----  -----------------
      to do business in the state of Oregon, with which the Trustees have entered into a contract to provide benefits under the Plan.

2.18  Limitation Year, for purposes of determining the limitation on certain
----  ---------------
      additions to the Plan for the benefit of an Employee as described in
      Section 5.1.1, means a twelve-consecutive-month period beginning on an Anniversary Date.

2.19  Normal Retirement Age and Normal Retirement Date are defined in Article
----  ---------------------     ----------------------
      VII under "Retirement".

2.20  Participant means an Employee or former Employee who has become a
----  -----------
      Participant or resumed participation pursuant to Section 3.1 or 3.6 and who has not subsequently ceased to participate as provided in Section 3.5. A Participant may be Active or Inactive as provided in Section 3.4.

2.21  Plan means this Standard Insurance Company Home Office Employees' Deferred
---   ----
      Compensation Plan.

2.22  Plan Administrator means one or more persons appointed by the Trustees to
----  ------------------
      control and manage the operation and administration of the Plan. The person or persons so appointed shall constitute a named fiduciary or fiduciaries for purposes of the Employee Retirement Income Security Act of 1974. If no Plan Administrator is appointed, then the Employer (or the Trustee(s) if the Plan is trusteed) shall be the Plan Administrator.

2.23  Plan Year means a period of time commencing on an Anniversary Date and
----  ---------
      ending with the day immediately preceding the next Anniversary Date.

2.24  Preliminary Service is defined in Article III.
----  -------------------

2.25  Qualified Matching Contributions ("QMAC") means employer contributions
----  ----------------------------------------
      (other than Elective Contributions) made to a plan for a Participant on account of any employee contributions or Elective Contributions made to a plan by or on behalf of the Participant, PROVIDED that the amounts of the employer contributions are subject to the nonforfeitability and distribution limitations of Income Tax Reg. 26 CFR 1.401(k)-1(c) & (d) the same as elective contributions.

      Qualified Nonelective Contributions ("QNC") means employer contributions
      ------------------------------------------
      made to a plan which are not matching contributions (i.e. not made on account of any employee or elective contribution) or Elective Contributions, but which are subject to the nonforfeitability and distribution limitations of Income Tax Reg. 26 CFR 1.401(k)-1(c) & (d) the same as elective contributions.

2.26  Required Beginning Date means the later of:
----  -----------------------

      (a)  General Rule. Required Beginning Date means, for any Participant,
           ------------
           April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

      (b)  Transition Rules: The Required Beginning Date of any Participant who
           ----------------
           attained age 70 1/2 before January 1, 1988, shall be determined according to (1) or (2) below:

           (1)  The Required Beginning Date of a Participant who is not a 5%
                                                                    ---
                owner is April 1 of the calendar year following the later of:

                (A) the calendar year in which the Participant attained age 70 1/2, or

                (B)  the calendar year in which the Participant retires.

           (2) The Required Beginning Date of any Participant who is a 5% owner during any year beginning after December 31, 1979, is April 1 of the calendar year following the later of:

                (A) the calendar year in which the Participant attained age 70 1/2, or

                (B)  the earlier of

                     (i) the calendar year with or within which ends the Plan
                         Year in which the Participant becomes a 5% owner, or

                     (ii) the calendar year in which the Participant retires.

      (c) The Required Beginning Date of any Participant who is not a 5% owner, who attained age 70 1/2 during 1988, and who did not retire as of January 1, 1989, is April 1, 1990.

      (d) 5% owner, for purposes of this Section, means a Participant who is a 5% owner within the meaning of Code sec. 416(i) (except without regard to whether the Plan is actually top-heavy) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66 1/2, or any subsequent Plan Year.

2.27  Retirement and Retirement Date are defined in Article VII under
----  ----------     ---------------
      "Retirement".

2.28  Service means employment of the Employee by the Employer for the
----  -------
      performance of labor or duties by the Employee on behalf of the Employer and for which the Employee is to be compensated by the Employer.

2.29  Total and Permanent Disability means a physical or mental condition that
----  ------------------------------
      in the opinion of the Plan Administrator precludes a person from employment for which he is qualified because of his experience, training, and education, and that is expected to continue for not less than 12 months. The Plan Administrator's opinion regarding the degree and permanence of the disability shall be supported by medical evidence.

2.30  Trustees means those persons or the organization with which the Employer
----  --------
      has entered into a trust agreement to provide benefits under the Plan.

      However, at any time that the Plan is not trusteed, "Trustees" shall mean the Company.

2.31  Vested Benefit means, at any time, the sum of the Participant's vested
----  --------------
      Individual Account balances.

2.32  Years of Service
----  ----------------

      (a)  General Rule
           ------------

           Subject to the exclusions set forth in (b) below, a Participant's period of employment taken into account to determine his Years of Service for the purposes of this Plan shall be measured as follows.

           A Participant shall be credited with one Year of Service for each twelve-consecutive-month period which commenced on an Anniversary Date on or after the Effective Date and during which the Participant accrued at least 1,000 Hours of Service.

        In addition, if the Participant was an Employee on the Effective Date, he shall also be credited with one Year of Service for each twelve-consecutive-month period which commenced on an Anniversary Date prior to the Effective Date and during which the Participant accrued at least 1,000 Hours of Service.

   (b)  Exclusions
        ----------

        If a Participant or former Participant accrues a Break in Service Year, all Years of Service attributable to his employment prior to that Break in Service Year shall thereafter be disregarded unless either

        (1) his Vested Percentage is greater than zero at the time the Break in Service Year has accrued, or

        (2) the number of his consecutive Break in Service Years is less than
            (A) or (B), whichever is greater, where

            (A)  equals 5, and

            (B) equals the aggregate number of his Years of Service before the Break in Service Years, not taking into account Years of Service previously disregarded because of prior Break in Service Years.

        In addition, if a Participant or former Participant has at least five consecutive Break in Service Years, all Years of Service attributable to his employment subsequent to said five consecutive Break in Service Years shall thereafter be disregarded for purposes of determining his vested interest in the amount which had been allocated to his Basic Contribution Account (pursuant to Section 4.1.3) prior to the period of such five consecutive Break in Service Years.

                                  ARTICLE III

                                 PARTICIPATION


3.1   Commencement of Participation
---   -----------------------------

      The date of commencement of participation of Employees who were Participants before the date as of which this restatement of the Plan became effective (i.e. January 1, 1994) shall be determined by the terms of this Plan as it was in effect before this restatement.

      An Employee who did not participate before this restatement became effective shall commence participation on this restatement's effective date if he meets the Plan's Minimum Participation Standards. If not, he shall commence participation on the first Entry Date thereafter on which he meets the Plan's Minimum Participation Standards.

      The Entry Dates shall be the first day of each month.

3.2   Minimum Participation Standards
---   -------------------------------

      An Employee meets the Plan's Minimum Participation Standards at any time when he satisfies the following conditions:

      (a)  He is an Eligible Employee.

      (b) With respect to Elective Contributions, he has been an Employee for at least 28 consecutive days.

      (c) With respect to Basic Matching Contributions, he is credited with at least one year of Preliminary Service.

3.3   Preliminary Service
---   -------------------

      An Employee shall be credited with a year of Preliminary Service for each complete Preliminary Computation Period in which he has not less than 1,000 Hours of Service, whether or not he was continuously employed during the Preliminary Computation Period.

      Preliminary Computation Periods shall have a duration of twelve consecutive months. Each Employee's initial Preliminary Computation Period shall commence as of his Date of Employment (or, after a Break in Service Year that permits his prior Preliminary Service to be disregarded, his Date of Re-employment). Thereafter, the Preliminary Computation Periods shall commence as of each Anniversary Date, beginning with the first Anniversary Date following the Employee's Date of Employment (or Date of Re-employment, if applicable).

      If an Employee accrues a Break in Service Year, then his Preliminary Service attributable to his employment prior to that Break in Service Year shall thereafter be disregarded unless either

      (1) his Vested Percentage is greater than zero at the time the Break in Service Year accrues, or

FIFTH AMENDMENT
Section 3.2
Effective 7/1/98                           13

       (2)  the number of his consecutive Break in Service Years is less than
            (A) or (B), whichever is greater, where

            (A)  equals 5, and

            (B) equals the aggregate number of his Years of Preliminary Service before the Break in Service Years, not taking into account Years of Preliminary Service previously disregarded because of prior Break in Service Years.

3.4    Active Participation; Inactive Participation
---    --------------------------------------------

       Once an Employee has commenced participation (or if he subsequently ceased to participate, once he has resumed participation), he shall be an Active Participant with respect to each Hour of Service accrued while he is an Eligible Employee. At any time thereafter at which he is not an Eligible Employee, but before his participation has ceased, he shall be an Inactive Participant.

3.5    Cessation of Participation
---    --------------------------

       A Participant shall cease to participate in this Plan (without regard to his status as an Employee) as of the first date on which he has most recently terminated his employment as an Employee and also has no rights (present or contingent) to any benefit under this Plan.

3.6    Participation on Resumption of Employment
---    -----------------------------------------

       A former Employee who participated during the period of his prior employment and who does not have Break in Service Years which permit his Preliminary Service earned during his prior employment to be disregarded shall resume participation as of his first Hour of Service upon resumption of employment as an Eligible Employee.

       Any other former Employee shall commence participation as of the first Entry Date which occurs on or after the date of his resumption of employment as an Eligible Employee and as of which he has satisfied the Minimum Participation Standards described in Section 3.2.

Art. III                              14

                                  ARTICLE IV

                                 CONTRIBUTIONS

  4.1.1  Basic Contributions: Amount
         ---------------------------

         For each Plan Year, the Employer may contribute amounts to the Plan. These amounts shall be called Basic Contributions, and shall be determined according to the following provisions.

         (a)  Basic Matching Contribution
              ---------------------------

              The Employer may contribute amounts as a match of Elective Contributions for the Plan Year. The amount of each matching contribution will equal one hundred percent (100%) of each Participant's Elective Contribution (if any) for the period in the Plan Year during which he was a Participant with respect to Basic Matching Contributions (i.e., he had satisfied the one year Preliminary Service requirement and commenced participation on the next Entry Date). However, in determining the amount of a matching contribution, no matching contribution shall be made on behalf of any Participant for the Plan Year in excess of three percent (3%) of the Participants Eligible Compensation for the Plan Year.

              For the purposes of this subsection (a), the amount of Elective Contributions to be matched shall be determined without regard to any withdrawals of Elective Contributions that were made during that Plan Year (see Section 4.2.5).

         (b)  Basic Top-Heavy Contribution
              ---------------------------

              If a Participant is to be credited with some additional amount pursuant to the "top-heavy provisions of Section 5.2 of this Plan, such additional amount shall be contributed and credited as an additional portion of the Basic Contribution for that Plan Year.

         Any of the provisions of this Section to the contrary notwithstanding, no amounts may be contributed to the Plan as Basic Contributions in excess of the maximum amount that the Employer may deduct from its net income subject to federal income taxation for the Employer's taxable year on account of which such contributions have been made plus any amount which may be currently contributed and "carried over" for succeeding taxable years pursuant to Code sec. 404(a)(3)(A)(ii) (assuming that the Employer is subject to federal income taxation), nor shall such amounts exceed the maximum amount which may be allocated consistently with the limitations stated in Section 5.1.1.

         Basic Contributions shall be allocated among the Plan's Participants pursuant to Section 4.1.3 in a uniform and nondiscriminatory manner.

  4.1.2  Basic Contribution Account
         --------------------------

         Each Participant shall have maintained on his behalf a Basic Contribution Account, which shall be adjusted as provided in Article VI and which shall be closed when the Participant is entitled to no further benefits under the terms of the Plan.

4.1.3  Basic Contributions: Allocations
-----  --------------------------------

       (a) As of the last day of each Plan Year (but before the allocation of the Net Adjustment described in Section 6.2 below), a portion of the Basic Contribution for the Plan Year, if any, shall be allocated to the Basic Contribution Account of each Participant who is allocated an Elective Contribution for that Plan Year.

           Each such Participant shall be allocated a portion of that Basic Contribution according to the Basic Contribution match described in
           Section 4.1.1(a).

       (b) Also, as of the last day of each Plan Year (but before the allocation of the Net Adjustment described below in Article VI), each Participant who is entitled to be credited with an additional amount of Basic Contribution pursuant to Section 5.2 of this Plan shall have such amount credited to his Basic Contribution Account.

4.1.4  Basic Contributions: Vesting
-----  ----------------------------

       (a) At any time, each Participant's interest in his Basic Contribution Account balance (EXCEPT in Basic Matching Contributions that are forfeited because they relate to excess deferrals, excess contributions, or excess aggregate contributions) shall be fully vested in the Participant and not subject to forfeiture prior to the withdrawal or distribution of such balance pursuant to this Plan.

       (b) Under no circumstances shall any amendment of this Plan reduce any Participant's Vested Percentage regarding any benefits accrued under this Plan as of the adoption date (or effective date, if later) of such amendment. With regard to the effect of such an amendment on subsequently accrued benefits, for each Participant whose Vested Percentage under the Plan as amended would at any future time be less than it would be if determined without regard to such amendment, then provided that the Participant had completed at least three Years of Service as of the adoption date (or effective date, if later) of the amendment, such Participant may irrevocably elect in a writing delivered to the Plan Administrator during the election period described below to have his Vested Percentage in his subsequently accrued benefits under this Plan determined without regard to such amendment.

           For the purpose of this Section, the election period within which such election may be delivered to the Plan Administrator shall begin as of the adoption date of the amendment, and shall end on the sixtieth day after the latest of:

           (1)  the adoption date of the amendment;

           (2)  the effective date of the amendment; or

           (3) the date on which the Participant received written notice of the amendment from the Employer or Plan Administrator.

Art. IV                                    16

4.2.1  Elective Contributions: Amount
-----  ------------------------------

       (a) Elective Deferral
           -----------------

           Each Participant may elect to defer his receipt of Compensation that has not yet become available to him. For each Plan Year, the total amount of Compensation that may be deferred may equal not less than three percent (3%) and not more than the maximum amount of his Elective Compensation for the Plan Year permissible consistent with
           Section 5.1.1 and all other limiting provisions of this Plan, the Code, and all other applicable legal limits.

           (For the purposes of this Section, the Participant's "Elective Compensation for the Plan Year" shall include Elective Compensation attributable to Service performed by the Participant during the Plan Year and which, but for the Participant's elective deferral, would have been received by the Participant within two and one-half months after the close of the Plan Year.)

           For each Plan Year, on behalf of each Participant who has made such an elective deferral, the Employer shall contribute an amount to the Plan equal to the amount of the Participant's elective deferral of Compensation for the Plan Year. This contribution shall be called an Elective Contribution.

           Each Elective Contribution shall be paid to the Plan by the Employer as soon as reasonably practicable (in no event later than 90 days) after it is withheld by or otherwise paid to the Employer. In addition, each Elective Contribution shall be paid to the Plan by the Employer no later than the last day of the twelve-month period immediately following the Plan Year with respect to which the contribution is made.

       (b) Election
           --------

           A Participant may elect to change the amount of his elective deferrals, and therefore the amount of the Elective Contributions made on his behalf, within the limits prescribed in subsection (a) above. A Participant may also elect to cease his elective deferrals and Elective Contributions altogether, or, having done so, may elect to recommence them.

           A Participant's election to commence or recommence elective deferrals may become effective only as of the first day of any prospective month.

           A Participant's election to change the amount of his e1ective deferrals may become effective only as of the first day of any prospective calendar quarter, however, a Participant may elect only one change each quarter.

           A Participant's election to cease his elective deferrals altogether may become effective only as of the first day of any prospective payroll period.

           However, any of the provisions of this subparagraph (b) to the contrary notwithstanding, any election described by this subparagraph
           (b) regarding elective deferrals may become effective only after written notice delivered to the Plan Administrator within a reasonable time prior to the effective date of the election.

Art. IV                                 17

(c)  Limit on Amount
     ---------------

     The total sum of any Participant's elective deferrals for any taxable year of the Participant may not exceed the limit prescribed by IRC Reg. l.402(g)-1(c). (Generally, for taxable years beginning in 1994, that limit equals $9,240, except for adjustments made to take into account elective deferrals made to annuity contracts under Code sec. 403(b)).

     For the purposes of this subsection (c), "elective deferrals" has the meaning defined in IRC Reg. 1.402(g)-1(b), including (but not limited to) Elective Contributions received by this Plan on the Participant's behalf.

     For any Participant, if this limit on elective deferrals is exceeded, then the following corrective measures are permitted.

     (1) The Participant may notify the Plan Administrator of the excess deferral, and may request that the Plan Administrator distribute to the Participant an amount not exceeding the lesser of:

          (A) the amount of the excess deferral, plus all income allocable to the excess deferral;

          (B) the sum of all amounts deferred by the Participant and contributed to the Plan as Elective Contributions on behalf of the Participant with regard to the affected taxable year, net of any allocable earnings, gains or losses attributable to such amounts; or

          (C) the balance of the Participant's Elective Contribution Account as of the date of distribution, minus any amounts of withholding that are legally required.

          In addition, the amount that may be included in a corrective distribution shall be reduced by any excess contributions previously distributed to the Participant for the Plan Year that began with or within the affected taxable year of the Participant.

          To be effective for the purposes of this Plan, the Participant's notice and request must be in writing and delivered to the Plan Administrator prior to the first April 15 following the close of the affected taxable year of the Participant.

          To the extent that the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under this Plan and other plans of the Employer, and absent actual notification by the Participant, the Participant shall be deemed to have provided the notice described above in this subsection.

     (2) A corrective distribution of excess deferrals and allocable income may be made during the affected taxable year of the Participant only if all of the following conditions are satisfied.

Art. IV                                    18

                    (A) The Participant has designated the amount of the distribution as being attributable to an excess deferral. (Because subsection (1) above limits the amount of the corrective distribution to not more than the amount of excess deferrals calculated by taking into account only elective deferrals under this Plan and other plans of the Employer, and absent an actual designation by the Participant, the Participant shall be deemed to have provided the designation described above in this subsection.)

                    (B) The corrective distribution is made after the date on which the Plan received the excess deferral.

                    (C) The Plan has designated the amount of the distribution as being attributable to an excess deferral.

               (3) Not later than the first April 15 following the close of the affected taxable year of the Participant, and after receipt of the Participant's written notice and request, the Plan Administrator may make the appropriate corrective distribution, consistent with the provisions of this subparagraph (c).

                    The Plan Administrator may require that before the corrective distribution is made, the Participant must provide to the Plan Administrator additional documentation evidencing the Participant's representations regarding the excess deferrals.

               The income allocable to excess deferrals for the affected taxable year of the Participant shall be determined according to IRC Reg. 1.402(g)-(1)(d)(5).

               In the event of a corrective distribution of excess deferrals and allocable income, the balance of the Participant's Elective Contribution Account shall be reduced accordingly.

4.2.2     Elective Contribution Account
-----     -----------------------------

          On behalf of each Participant who has elected to defer some portion of his Compensation pursuant to this Article IV, there shall be maintained an Elective Contribution Account, which shall be adjusted as provided in Article VI and which shall be closed when the Participant is entitled to no further benefits under the terms of this Plan.

4.2.3     Elective Contributions: Allocations
-----     -----------------------------------

          Any Elective Contribution received by the Plan on behalf of a Participant shall be credited to the Elective Contribution Account of that Participant as of the date on which the contribution was received by the Plan, but in any event not later than the last day of the Plan Year with respect to which the Participant deferred Compensation so as to receive the Elective Contribution.

4.2.4     Elective Contributions: Vesting
-----     -------------------------------

          The Elective Contributions received by the Plan on behalf of any Participant shall be fully vested in such Participant and not subject to forfeiture prior to the time they are withdrawn or distributed pursuant to this Plan.

Art. IV                                  19

4.2.5  Elective Contributions: Withdrawals
-----  -----------------------------------

       (a) At any time before his Retirement Date, a Participant may apply to withdraw an amount from his Elective Contribution Account. The application must be in writing and received by the Plan Administrator. If the Participant has attained age 59 1/2 or is not an Employee as of the date of distribution, the Participant may withdraw up to the entire balance of his Elective Contribution Account, including interest or other earnings. Subject to the additional restrictions of this section, any other Participant may withdraw an amount that does not exceed the balance of the account attributable to Elective Contributions made on his behalf, excluding any interest or other earnings that have been allocated after the last day of the Plan Year ending before July 1, 1989.

            A Participant's application may be approved by the Plan Administrator only if spousal consent requirements of the type described in Section 7.5(d) have been met within 90 days before the proposed date of distribution, provided that the Participant's Vested Benefit exceeds $3,500.00 or has exceeded $3,500.00 as of any prior distribution from this Plan on behalf of the Participant; otherwise, such consent need not be obtained.

       (b) If the Participant is an Employee on the date as of which the withdrawal is to be distributed, and if the Participant has not yet attained age 59 1/2 as of the date of distribution, the Plan Administrator may permit the distribution only if the distribution is both made on account of an immediate and heavy financial need of the Participant and necessary to satisfy that financial need.

            (1) Any of the following facts and circumstances shall constitute an immediate and heavy financial need of the Participant:

                 (A) expenses for medical care (as defined in Code sec. 213(d)) that were either previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (with "dependents" being as defined by Code sec. 152) or that are necessary for these persons to obtain such medical care;

                 (B) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                 (C) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Code sec. 152);

                 (D) payments necessary to prevent the eviction of the Participant from the Participant's principal residence, or foreclosure on the mortgage on that residence; or

                 (E) expenses of repair or replacement of the Participant's principal residence and its contents for damages caused by natural disasters;

                 (F) funeral expenses for members of the Participant's family, or

First Amendment
Art. IV, Section 4.2.5
Effective 7/1/94                       20

                 (G) any other facts and circumstances that the Commissioner of the Internal Revenue Service has included through the publication of revenue rulings, notices, or other documents of general applicability.

                 A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

            (2) In requesting a withdrawal due to financial need, the Participant shall specifically identify the facts and circumstances which have caused the financial need and shall state the amount needed to satisfy the need, which may include amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution. The Participant shall further state that, to the extent of the amount requested, the financial need cannot otherwise be satisfied by:

                 (A)  reimbursement or compensation by insurance or otherwise;

                 (B) reasonable liquidation of the Participant's assets, but only to the extent that such liquidation would not in itself cause an immediate and heavy financial need;

                 (C) cessation of elective deferrals or any Participant contributions permitted by the Plan;

                 (D) other distributions or nontaxable (at the time of the loan) loans from this Plan or any other plan maintained by the Employer or any other employer; and/or

                 (E) borrowing from commercial sources on reasonable commercial terms.

                 For the purposes of this subsection, the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children to the extent that such assets are reasonably available to the Participant.

            (3) Before the withdrawal may be permitted, the Plan Administrator shall receive from the Participant any documentation that the Plan Administrator requires in the performance of his fiduciary duty to substantiate that the withdrawal is necessary to satisfy the financial need identified by the Participant. Under no circumstances shall the Plan Administrator distribute more than the Plan Administrator reasonably believes is necessary to satisfy the financial need identified by the Participant.

       (c) The Plan Administrator shall approve or deny the Participant's application for such a withdrawal within a reasonable amount of time after receipt of such application. If approved, payment shall be made by the Plan Administrator as soon as administratively practicable, but in any event within ninety (90) days after the Plan Administrator's receipt of the Participant's application.


First Amendment
Art. IV, Section 4.2.5
Effective 7/1/94                       21

            The Plan Administrator shall also issue any denial of such an application as soon as administratively practicable. Such a denial shall be delivered in writing and shall state specifically the reasons for such denial.

       (d) The Plan Administrator may limit the frequency of withdrawals. Such limit shall apply uniformly to all Participants.

       (e) The amount of any withdrawal from an Elective Contribution Account pursuant to this Section shall be charged against that Account as of the date that the withdrawal is distributed from the Plan.

            A withdrawal shall be taken pro rata from the Participant's balances in the Plan's investment options (described in Section 6.1.2) as of the date of withdrawal.

4.3.1  Supplemental Contributions: Amount
-----  ----------------------------------

       For any Plan Year in which the Plan Administrator determines that the average of the actual deferral ratios and/or the actual contribution ratios of Participants who are HCE's exceeds the limit determined pursuant to Section 5.3(b) or 5.4(b), as applicable, the Employer may make Supplemental Contributions that meet the requirements for Qualified Nonelective Contributions or Qualified Matching Contributions described in Article II. Supplemental Contributions shall be made solely for the purpose of complying with the limitations of the applicable Section, and shall not exceed the amount necessary to satisfy the test described therein, subject to the limits of Section 5.1.

4.3.2  Supplemental Contribution Accounts
-----  ----------------------------------

       A Supplemental Contribution Account shall be maintained on behalf of each Participant who will be allocated a portion of the Supplemental Contribution. The account shall be adjusted as provided in Article VI and shall be closed when the Participant is entitled to no further benefits under the terms of the Plan.

4.3.3  Supplemental Contributions: Allocations
-----  ---------------------------------------

       As of the last day of the Plan Year, a portion of the Supplemental Contribution for the Plan Year, if any, shall be allocated to the Supplemental Contribution Account of each Participant who is not an HCE and who is allocated an Elective Contribution for that Plan Year.

       Each such Participant shall be allocated a portion of that Supplemental Contribution so that such portion, when compared with the entire amount of Supplemental Contribution that is allocated to all such Participants for the Plan Year, shall bear the same direct proportion that the Participant's Basic Matching Contribution for that Plan Year bears to the sum of all such Participants' Basic Matching Contributions for the Plan Year.

4.3.4  Supplemental Contributions: Vesting
-----  -----------------------------------

       At any time, a Participant's interest in his Supplemental Contribution Account shall be fully vested and not subject to forfeiture prior to the withdrawal or distribution of such balance pursuant to this Plan.

Art. IV                                22

4.4.1  Rollover Contribution: Amount
-----  -----------------------------

       The Plan Administrator may accept Rollover Contributions from or on behalf of a Participant, and also from or on behalf of any Eligible Employee who is not a Participant solely because he has not yet accrued the required amount of Preliminary Service (pursuant to Sections 3.2 and 3.3). An Employee who makes such an early Rollover Contribution shall be treated as a Participant for all purposes, except that he shall not receive an allocation or share of any Employer contribution, including Elective Contributions, until he satisfies the requirements of Article III.

       As used herein, Rollover Contribution means all or a portion of an "eligible rollover distribution" described in Code sec. 402(c), or an amount paid or distributed out of an individual retirement account or individual retirement annuity described in Code sec. 408(d)(3)(A)(ii).

       The Plan Administrator may require such assurance and proofs of fact from the Participant as may be necessary to determine whether an amount the Participant desires to contribute is a Rollover Contribution as defined herein. He may further require the Participant to agree to indemnify the Plan for any adverse consequences which may follow if a contribution proves not to have been a Rollover Contribution. An Employee on whose behalf a transfer described in this Section is made shall agree to cooperate fully with the Plan Administrator in effecting any and all corrective measures which may be required by an agency of the federal government to prevent the Plan's disqualification as a result of the transfer.

4.4.2  Rollover Contribution Account
-----  -----------------------------

       For the benefit of any Participant on whose behalf the Plan has accepted any Rollover Contribution, there shall be maintained a Rollover Account. Rollover Accounts shall be adjusted as provided in Article VI, and shall be closed when the balances of such accounts, including allocable earnings, gains and losses, have been distributed pursuant to this Plan.

4.4.3  Rollover Contributions: Allocation
-----  ----------------------------------

       Any Rollover Contribution received by the Plan pursuant to this Article IV shall be credited as it is received to the Rollover Account(s) of the Participant on whose behalf it was received.

4.4.4  Rollover Contributions: Vesting
-----  -------------------------------

       The Rollover Contributions received by the Plan on behalf of any Participant shall be fully vested in such Participant and not subject to forfeiture prior to the time they are distributed pursuant to this Plan.

4.5.1  Prior Plan Contributions Account
-----  --------------------------------

       On behalf of any Participant for whom amounts are held under this Plan which are attributable to Employer Match, Basic, Supplementary or Special Contributions made to and defined under this Plan as it existed prior to the effective date of the 1984 restatement, there shall be maintained a Prior Plan Contribution Account, into which all such amounts shall be credited. Within this account, all amounts

Art. IV                                 23
      attributable to pre-tax contributions and all earnings on both pre-tax and after-tax contributions shall be held and accounted separate from any after-tax contributions that are held.

      Prior Plan Contribution Accounts shall be adjusted as provided in
      Article VI, and shall be closed when the balances of such accounts, including allocable earnings, gains and losses, have been distributed pursuant to this Plan.

4.5.2 Prior Plan Contributions: Vesting
----- ---------------------------------

      At any time, the balance of any Participant's Prior Plan Contribution Account shall be fully vested in such Participant and not subject to forfeiture prior to the time they are distributed pursuant to this Plan.

4.5.3 Prior Plan Contributions: Withdrawals
----- -------------------------------------

      (a) Subject to the provisions of this Section, a Participant may withdraw some or all of the amounts credited to his Prior Plan Contribution Account. A Participant may elect to withdraw such amounts only (1) while still employed as an Employee, (2) upon termination of his employment, or (3) after attaining Retirement Age, by filing a written election to do so with the Plan Administrator in the time, form and manner which the Plan Administrator will have prescribed.

      (b) Withdrawals pursuant to this Section shall be subject to the following restrictions:

           (1) a Participant may make no more than one withdrawal per Plan Year; and

           (2) a withdrawal must equal at least $100, but may not exceed the amount credited to the Prior Plan Contribution Account.

      (c) In no event shall a Participant satisfy the requisite demonstration of "financial need," defined in Section 4.2.5(b) required for in-service withdrawals of Elective Contributions, prior to withdrawing all amounts attributable to the Participant's Prior Plan Contribution Account.

Art. IV                               24

                                   ARTICLE V

                      REQUIRED NON-DISCRIMINATION TESTING

5.1.1  Limitation on Additions
-----  -----------------------

      (a) The Annual Additions to this Plan for the benefit of a Participant in a Limitation Year are the sum of:

           (1) Allocations to his Elective Contribution Account for the Limitation Year, directly or indirectly, of the Elective Contributions to the Plan; and

           (2) Allocations to his Basic Contribution Account for the Limitation Year, directly or indirectly, of the Basic Contributions to the Plan; and

           (3) Allocations to his Supplemental Contribution Account for the Limitation Year, directly or indirectly, of any Supplemental Contributions to the Plan; and

           (4) Allocations to any individual medical account maintained on behalf of the Participant by the Employer pursuant to a pension or annuity plan, as described in Sections 415(l)(1) and 419A(d)(2) of the Code.

           Contributions shall not fail to be Annual Additions to this Plan merely because such contributions are excess contributions or excess aggregate contributions, or merely because such excess contributions or excess aggregate contributions are distributed. Excess deferrals are Annual Additions only if they are not distributed as provided in
           Article IV.

      (b) A Participant's Maximum Annual Addition for a Limitation Year is the lesser of:

           (1)  25% of the Participant's compensation for the Limitation Year;
                or

           (2)  the greater of:

                (A)  $30,000; or

                (B)  25% of the defined benefit dollar limitation set forth in
                     Section 4l5(b)(1)(A) of the Code as in effect for the Limitation Year or such other amount as the Secretary of the Treasury or his delegate may from time to time authorize pursuant to Section 415(d) of the Code.

      (c) Any provisions of this Plan to the contrary notwithstanding, the Annual Additions to this Plan for the benefit of a Participant in a Limitation Year shall in no event exceed the Participant's Maximum Annual Addition for that Limitation Year.

Art. V                                25

        If allocations pursuant to Article IV would otherwise result in the limitation in the preceding sentence being exceeded for a Participant in a Limitation Year because of the allocation of Forfeitures, if any, or because of a reasonable error in estimating a Participant's annual compensation, or because of a reasonable error in determining the amount of elective deferrals (within the meaning of Code sec. 402(g)(3), or because of any other facts and circumstances which the Internal Revenue Service finds to be appropriate consistent with sec. 415 of the Code and regulations promulgated thereunder, the Plan Administrator shall reduce that Participant's Annual Additions, but only to the extent that the sum of such Additions no longer exceeds his Maximum Annual Additions.

        This reduction of the Participant's Annual Additions shall be accomplished by reducing the allocation (if any) to the Participant's Individual Accounts of each of the allocated amounts described below according to the order in which they are listed. Each such amount shall be completely exhausted before the next listed allocation is reduced.

        The allocations to be reduced (and the order in which they shall be reduced) shall be as follows:

        (1)   Elective Contributions and related Basic Matching Contributions

        (2)  Supplemental Contributions

        The amount by which an Elective Contribution is reduced shall be distributed to the Participant on whose behalf it was received as soon as administratively practicable, and shall include any earnings and gains that have been allocated and which are attributable to that returned amount.

        The remaining surplus amounts created by the reductions described above shall be reallocated to a Suspense Account established and administered pursuant to Section 5.1.2.

   (d) For purposes of this Section, "compensation" means a Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer, but does not include:

        (1)   contributions made by the Employer on behalf of the Participant:

              (A)  for medical benefits within the meaning of Code
                   section 419A(f)(2) after the Participant's most recent termination of employment as an Employee or for medica1 benefits as described by Code section 416(1)(1), where such contributions are treated as Annual Additions;

              (B) to a plan of deferred compensation to the extent that, before the application of Code section 415 to that plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed; or

Art. V                                26

               (C) to a simplified employee pension (according to Code section 408(k)) to the extent that such contributions are deductible by the Participant pursuant to Code section 219(b)(7);

          (2) distributions from a plan of deferred compensation except for amounts received by the Participant pursuant to an unfunded non-qualified plan of deferred compensation in the year such amounts are includible in the Participant's gross income;

          (3) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture for purposes of sec. 83 of the Code and regulations thereunder;

          (4) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or

          (5) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant), or contributions made by an employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in sec. 403(b) of the Code (whether or not the contributions are excludible from the gross income of the Participant); or

          (6) elective deferrals (as defined by Code sec. 402(g)(3)) made by the Participant and amounts accrued by the Participant but which are not then included as taxable income of the Participant pursuant to a "cafeteria" or other such plan maintained by the Employer according to Code sec. 125.

          For the purposes of this Section, the total amount of compensation that is actually paid or made available to a Participant within a Limitation Year shall be the amount of that Participant's compensation taken into account regarding that Limitation Year.

     (e)  Additional Limitation in the Case of Defined Benefit Plan and Defined
          ---------------------------------------------------------------------
          Contribution Plan for Same Employee
          -----------------------------------

          (1) When used in this Section, the term "current accrued benefit" means a Participant's accrued benefit as of December 31, 1982, when expressed as an annual benefit (as defined in sec. 4l5(b)(2) of the Code and regulations thereunder). For purposes of determining the amount of a Participant's current accrued benefit, the following shall not be taken into account:

               (A) any change in the terms and conditions of the Plan after July 1, 1982;

Art. V                                27

                    (B) any cost of living adjustment occurring after July 1, 1982.

                    Effective for Plan Years beginning after December 31, 1982, in any case where a Participant has at any time participated in a defined benefit plan maintained by the Employer, the limitation imposed by this Section (without regard to this Additional Limitation) shall be reduced to the extent necessary to prevent the Participant's Combination Ratio from exceeding 1.0 in any Limitation Year. A Participant's Combination Ratio is the sum of his Defined Benefit Fraction and his Defined Contribution Fraction.

          (2) A Participant's Defined Benefit Fraction for a Limitation Year is a fraction-
                    (A) the numerator of which is his projected annual benefit (as defined in sec. 415(e) of the Code and regulations thereunder) to which the Participant would be entitled under the defined benefit plan as of the close of the Limitation Year; and

                    (B)  the denominator of which is the lesser of:

                         (i) the product of 1.25 (or, if the Plan is top-heavy as determined under the provisions of Section 5.2, 1.0) multiplied by the greater of (I) and
                              (II) where

                              (I) is the dollar limitation in effect under sec. 415(b)(1)(A) of the Code for such Limitation Year, and

                              (II) is, in the case of a Participant who was a
                                   Participant prior to January 1, 1983, such
                                   Participant's current accrued benefit as of December 31, 1982; or

                         (ii) the product of 1.4 multiplied by the amount which
                              may be taken into account under sec. 415(b)(1)(B) of the Code with respect to such Participant for such Limitation Year.

          (3) A Participant's Defined Contribution Fraction for a Limitation Year is a fraction -

               (A) the numerator of which is the sum of the Annual Additions (as defined in this Section) to the Participant's account for the Participant's benefit as of the close of the Limitation Year and for all prior Limitation Years; and

               (B) the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of service with the
                    Employer:

                         (i) the product of 1.25 (or, if the Plan is top-heavy as determined under the provisions of Section 5.2, 1.0) multiplied by the dollar limitation in effect under sec. 415(c)(1)(A) of the Code for such Limitation Year (determined without regard to sec. 415(c)(6) of the Code), or

Art. V                                28

                         (ii) the product of 1.4 multiplied by the amount which
                              may be taken into account under sec. 415(c)(1)(B) of the Code (or subsection (c)(7) or (8), if applicable) with respect to such Participant for such Limitation Year.

                    Provided that the Plan satisfied the applicable requirements of Code sec. 415 as then in effect for the Limitation Year (if any) which began in 1986, an amount shall be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for such Limitation Year, determined according to Code sec. 415 as amended effective in 1987, does not exceed 1.0.

                    (C) The Plan Administrator may elect that the maximum annual additions in the denominator of the Defined Contribution Fraction for all Limitation Years ending before January 1, 1983, shall be an amount equal to the product of:

                         (i) the amount determined under sec. 415(e)(3)(B) of the Code for the Limitation Year ending in 1982, and

                         (ii) the transition fraction, the numerator of which is the lesser of

                                (I)   $51,875 or

                                (II)  1.4 multiplied by 25 percent of such
                                      Participant's compensation for the Plan
                                      Year ending in 1981

                                and the denominator of which is the lesser of

                                (III) $41,500 or

                                (IV)  25 percent of such Participant's
                                      compensation for the Plan Year ending in 1981.

               (4) For purposes of this Additional Limitation, Employee contributions to any defined benefit plan maintained by the Employer, whether mandatory or voluntary, shall be treated as a separate defined contribution plan maintained by the Employer.

               (5) If an additional limitation is applicable, it shall be imposed in the defined benefit plan before any reduction in the annual additions under this Plan.


               (f)  Aggregation of Plans
                    --------------------

                    For purposes of this Section, all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as part of this Plan, and all qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as one defined benefit plan.

          Employee contributions (whether mandatory or voluntary) to a qualified defined benefit plan maintained by the Employer shall be treated as a defined contribution plan maintained by the Employer.

          Any qualified defined benefit or defined contribution plan maintained by any member of a controlled group of corporations or group of trades or businesses (whether or not incorporated) under common control (within the meaning of sec. 414(b) and (c) of the Code as modified by sec. 415(h)) of which the Employer is a member shall be treated as a plan maintained by the Employer.

5.1.2  Suspense Account
-----  ----------------

       For any Plan Year, after application of Section 5.1.1, if there remain amounts which have been contributed to the Plan but which cannot otherwise be permissibly reallocated according to the terms of this Plan, then such excess amounts shall be held unallocated in a Suspense
       Account.

       Any provisions of this Plan to the contrary notwithstanding, any amounts held in a Suspense Account shall be applied toward Employer contributions and Plan expenses as such obligations accrue, with the Employer making no further contributions to the Plan until such time as the Suspense Account balance has been exhausted.

       Any Suspense Account balance which is maintained at any time shall not share in any portion of the Net Adjustment described in Section 6.2 which is attributable to earnings, gains, or losses. No amounts held in a Suspense Account may be distributed to any Participant at any time prior to termination of the Plan. If there are amounts held in a Suspense Account at a time when the Plan is terminated, such amounts may revert to the Employer according to Section 8.1.3.

5.2.1  Top-Heavy Provisions: Application
-----  ---------------------------------

       The provisions of this Article shall become effective only if, as of the first day of the applicable Plan Year, the Plan is top-heavy pursuant to the Test described in Section 5.2.2.

5.2.2  Top-Heavy Determination
-----  -----------------------

       (a)  Definitions

            (1)  Aggregation Group.
                 -----------------

                 (A)  Required Aggregation Group means
                      --------------------------

                      (i) each and every plan of the Employer in which a Key Employee is a Participant during the Plan Year containing the Determination Date or any of the four preceding Plan Years, including any plan that has subsequently terminated, and

                   (ii) each other plan of the Employer which enables any plan described in subsection (i) above to meet the participation and nondiscrimination requirements of the Code, including (but not limited to) the requirements of Code sections 401(a)(4) and 410.

              (B)  Permissive Aggregation Group means a Required Aggregation
                   ----------------------------
                   Group or a plan described in subsection (A)(i) above together with any other plan of the Employer which is not required to be included in an Aggregation Group under subsection (A)(ii) above but which may be so included if such group would continue to meet the participation and nondiscrimination requirements of the Internal Revenue Code.

              (C)  Top-Heavy Group means any Required Aggregation Group found
                   ---------------
                   to be top-heavy pursuant to subsection (b) of this Section 5.2.2.

        (2)   Determination Date means the last day of the preceding Plan Year.
              ------------------

        (3)   Key Employee and non-Key Employee are defined in Section 416(i)
              ---------------------------------
              of the Code. For the purposes of determining who is a Key Employee, "Compensation" shall be determined according to Code sec. 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement and which are excludable from the Employee's gross income under Code sec. 125, 402(e)(3), 402(h), or 403(b). Key Employee is also described in Article II, under the definition of "Employee".

        (4)   Present Value of Accrued Benefits means, for this Plan, the sum of
              ---------------------------------

              (A) the account balances attributable to Basic and Elective Contributions and Supplemental Contributions as of the most recent Valuation Date occurring within a twelve-month period ending on the Determination Date, and

              (B) an adjustment for contributions due as of the Determination Date.

              If this Plan is a member of an Aggregation Group, Present Value of Accrued Benefits shall mean the sum of the account balances of all Employer and non-deductible Employee Contribution Accounts maintained for the Participant pursuant to all defined contribution plans that belong to the group and of which he is a member and also the sum of the present values of the vested accrued benefits due the Participant pursuant to all defined benefit plans that belong to the group and of which the Participant is a member.

        (5)   Valuation Date means the last date in each Plan Year on which
              --------------
              interest is allocated and account balances are determined.

(b)     Top-Heavy Test

        The Plan (or Aggregation Group) shall be top-heavy for each Plan Year beginning after 1983 if, as of the Determination Date, the Plan's (or Aggregation Group's) top-heavy ratio for the Plan Year exceeds sixty percent (60%). The top-heavy ratio is the Present Value of Accrued Benefits of all Key Employees over the Present Value of Accrued Benefits of all Employees, excluding former Key Employees. Calculation of the top-heavy ratio shall be made in accordance with sec. 416 of the Code (with specific reference to Code sec. 416(g)(3)) and the regulations promulgated thereunder and shall take into account the following amounts:

         (i)  Present Value of Accrued Benefits as described in subsection
              (a)(4) above; and

        (ii) The amount of all distributions to Participants or their Beneficiaries during the Plan Year that includes the Determination Date and also during the four preceding Plan Years pursuant to this Plan or pursuant to a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, EXCEPT

              (A)  any rollover to this Plan initiated by the Employee; and

              (B) any transfer to this Plan from a qualified plan maintained by an unrelated employer; and

              (C) any distribution which occurred after the Valuation Date but prior to the Determination Date to the extent that such a distribution has been included in the calculation of the Present Value of Accrued Benefits.

        However, calculation of the top-heavy ratio for any Plan Year shall not take into account the Present Value of Accrued Benefits or the amount of all distributions made to any individual who has not performed services for the Employer at any time during the 5-year period ending on such Plan Year's Determination Date.

        For an Aggregation Group, each plan shall initially be tested separately, and then the plans shall be aggregated by adding together the results for each plan as of the Determination Dates that fall within the same calendar year. If the Aggregation Group includes two or more defined benefit plans, the same actuarial assumptions will be specified within and used by such plans for the purposes of this Section 5.2. Also, in such defined benefit plans proportional subsidies shall be ignored and non-proportional subsidies considered for the purposes of this Section 5.2.2(b).

        For a Required Aggregation Group, each Plan shall be tested by determining the Present Value of Accrued Benefits for non-Key Employees
        (1) pursuant to the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliated Employers; or (2) if there is no such method, as if such Accrued Benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rates of Section 411(b)(1)(C) of the Code.

5.2.3   Special Rules for Top-Heavy Plans
-----   ---------------------------------

        (a)    Application of Special Rules

               (1)  If, after application of the top-heavy test described in
                    Section 5.2.2(b), this Plan is found not to be top-heavy, then the special rules set forth below shall not apply to this Plan. In that event, the other applicable provisions in this Plan will govern.

               (2) If, after application of the top-heavy test in Section 5.2.2(b), this Plan is found to be top-heavy, then the following special rules shall govern.

        (b)    Minimum Contribution

               (1) For each Plan Year in which the Plan is top-heavy, each non-Key Employee who is a Participant and who has not separated from Service at the end of the Plan Year, including any Participant who failed to complete 1,000 Hours of Service, and any who did not make an Elective Contribute pursuant to
                    Section 4.2.1, shall accrue not less than the minimum contribution described below.

               (2) The sum of the Employer's contributions and any forfeitures allocated to the Individual Accounts of each such Participant for each Plan Year in which the Plan is top-heavy must equal not less than

                    (A) at least three percent (3%) of each such Participant's Compensation for that Plan Year; or

                    (B) if the highest percentage of Compensation provided on behalf of Key Employees who are Participants for that Plan Year is less than three percent (3%), then not less than the same percent of such Compensation for that Plan Year for each non-Key Employee Participant as the largest percentage of such Compensation provided on behalf of Key Employee Participants for that Plan Year.

               (3) Any provisions of subsection (2) above to the contrary notwithstanding, for each Plan Year in which the Employer maintains both a defined plan and a defined contribution plan and both plans are top-heavy, each non-Key Employee who is a Participant in both such Plans shall be credited with not less than a portion of the sum of the Employer's contributions and forfeitures made under the terms of this Plan for that Plan Year equal to five percent (5%) of his Compensation.

               In determining the minimum contribution or benefit that is required for non-Key Employees by this Section, Election Contributions and matching contributions, if any, that are allocated to Key Employees shall be taken into account. However, to the extent that matching contributions made on behalf of non-Key Employees are taken into account in meeting the Actual Deferral Percentage Test and/or the Actual Contribution Percentage Test
          described in Article V, such contributions may not additionally be credited as part of any minimum contribution or benefit required by this Section. For Plan Years beginning after 1988, Elective Contributions made on behalf of non-Key Employees may not be credited as part of any minimum contribution or benefit required by this Section.

          If the Employer is required to contribute an additional amount to the Plan on behalf of a Participant as a result of the operation of this Article, that amount shall be credited to a Basic Contribution Account established and maintained on his behalf.

5.3  Actual Deferral Percentage Test
---  -------------------------------

     (a) For each Plan Year, the Plan Administrator shall perform (or have performed) an Actual Deferral Percentage Test in order to ensure that the Plan's cash or deferred arrangement satisfies the requirements of Code sec. 401(k)(3) and does not impermissibly discriminate in favor of Participants who are Highly Compensated Employees ("HCE's").

          The Actual Deferral Percentage ("ADP") Test shall cormpare the ADP of those Participants who are HCE's with the ADP of those Participants who are not HCE's.

          For any group of Participants, the group's ADP equals the average (expressed as a percentage) of the actual deferral ratios of that group's Participants, with each Participant's actual deferral ratio calculated separately.

          For any Plan Year, a Participant's actual deferral ratio consists of the amount of the Participant's Elective Contribution for the Plan Year (subject to the limitations of the following paragraph) plus, at the discretion of the Plan Administrator, the amount of any Qualified Matching Contributions ("QMAC's") and Qualified Nonelective Contributions ("QNC's") that are treated as Elective Contributions and included in the ADP testing by the Plan Administrator, with such sum expressed as a percentage of his Compensation. For this purpose, in any Plan Year, the Plan Administrator may elect to limit the Compensation taken into account for every Participant to Compensation received while participating in the Plan.

          However, the Plan Administrator's discretion in choosing to include any QMAC's or QNC's is limited to the extent that such inclusion satisfies the conditions and requirements set forth in 26 CFR 1.40 1(k)-1(b)(5).

          In determining a Participant's actual deferral ratio, the Participant's Elective Contributions may be taken into account only to the extent that they satisfy the following conditions.

          (1) The Elective Contribution must be allocated to an account maintained on behalf of the Participant as of a day within the plan year being considered. For the purpose of this provision, an Elective Contribution shall be considered allocated as of a date within a plan year only if both:

               (A) the allocation is not contingent upon the Participant's participation in a plan or performance of service on any date subsequent to the date of allocation; and

               (B) the amount of the Elective Contribution is actually paid to the plan pursuant to which the Elective Contribution is made no later than the end of the twelve-consecutive-month period immediately following the plan year to which the contribution relates.

          (2)  The Elective Contribution relates to Compensation that either:

               (A) would have been received by the Participant in the plan year but for the Participant's election to defer that Compensation, or

               (B) is attributable to service performed by the Participant in the plan year and, but for the Participant's election to defer, would have been received by the Participant within two and one-half months after the close of the plan year.

          In addition, if with reference to a Plan Year the Participant was an HCE and also participated in more than one cash or deferred arrangement sponsored by the Employer, then all such cash or deferred arrangements shall be aggregated and treated as one arrangement for the purposes of determining the Participant's actual deferral ratio for that Plan Year. If these arrangements have different plan years, then for the Plan Years beginning after December 31, 1988, these arrangements' plan years that end with or within the same calendar year shall be aggregated and treated for ADP purposes as a single arrangement and single plan year. However, the preceding provisions to the contrary notwithstanding, contributions and allocations under plans described by Code sec. 4975(e)(7) (i.e. "ESOP's") shall not be aggregated.

     (b) For each Plan Year beginning after 1986, the ADP for the group of Eligible Participants who are HCE's for that Plan Year shall not exceed the greater of (1) or (2), where

          (1) equals 125% of the ADP for the group of Eligible Participants who are non-HCE's for that Plan Year; and

          (2)  equals the lesser of (A) and (B), where

               (A) equals 200% of the ADP for the group of Eligible Participants who are non-HCE's for that Plan Year; and

               (B) equals the ADP for the group of Eligible Participants who are non-HCE's for that Plan Year, plus 2 percentage points (or such other amount as may be prescribed by the Secretary of the Treasury).

          For the purposes of this subsection, "Eligible Participants" means those Participants who during the Plan Year were eligible to have elected to defer some portion of their Compensation for that Plan Year so as to receive an Elective Contribution, regardless of whether such an election was actually made.

     (c) If for a Plan Year the ADP limits of subsection (b) above are exceeded, the amount of excess contributions to be attributed to each HCE shall be determined by the following leveling method.

          The Plan Administrator shall reduce the amount of Elective Contributions that are allocated pursuant to the Plan for that Plan Year on behalf of the HCE with the highest actual deferral ratio. This reduction shall be made only to the extent required to (1) enable the Plan to meet the ADP limits, or (2) cause the HCE's actual deferral ratio to equal the actual deferral ratio of the HCE with the next highest actual deferral ratio, whichever occurs first.

          This process shall be repeated by the Plan Administrator until the ADP test limits of subsection (b) above have been met.

          For each Plan Year, the amount of excess contributions, if any, for each HCE shall equal the sum of the HCE's Elective Contributions, plus any Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Contributions (determined prior to the application of this subsection) in determining the HCE's actual deferral ratio, minus the product of the HCE's actual deferral ratio (determined after application of this subsection) multiplied by the HCE's Compensation.

     (d) After the close of the Plan Year to which the excess contributions are attributable, but within twelve months after such Plan Year's close, the Plan Administrator shall designate as such and distribute to each HCE the amount (if any) of excess contributions (plus any allocable income attributable to such contributions) that were made on that HCE's behalf, minus the sum of any excess deferrals previously distributed to the HCE for the HCE's taxable year ending with or within that Plan Year.

          The income allocable to a Participant's excess contributions (the "excess income") for the Plan Year shall be determined separately from the excess income for the period between the end of the Plan Year and the date as of which the corrective distribution is made (the "gap period").

          The excess income for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to the Participant's Elective Contributions (and amounts treated as Elective Contributions) by a fraction. The numerator of the fraction is the amount of excess contributions made on behalf of the Participant for the Plan Year. The denominator is the Participant's Individual Account balance attributable to Elective Contributions (and amounts treated as Elective Contributions) as of the end of the Plan Year, with such balance reduced by the gain allocable to such total balance for the Plan Year and increased by the loss allocable to such total balance for the Plan Year.

          The excess income for the gap period may be calculated by utilizing either a fractional method or a safe-harbor method, with the choice of method being made by the Plan Administrator in his or her sole discretion.

          Under the fractional method, the income for the gap period that is allocable to the Participant's Elective Contributions is multiplied by the same fraction that is used to determine the excess income for the Plan Year.

          Under the safe-harbor method, the excess income for the gap period shall equal the product of:

          (1) 10% of the Participant's excess income for the Plan Year, multiplied by

          (2) the number of the calendar months that have elapsed since the end of the Plan Year. (In determining the number of months that have elapsed, a distribution that occurs on or before the fifteenth day of the month shall be deemed to have been made as of the last day of the preceding month, and a distribution occurring after such fifteenth day shall be deemed to have occurred as of the first day of the next subsequent month.)

     (e) Any of the provisions of this Section to the contrary notwithstanding, in determining the actual deferral ratio of a Participant who is an HCE, the family aggregation rules described in paragraph (4) of the definition in Article II of Highly Compensated Employee shall apply, and the actual deferral ratio of any such family aggregate shall equal the actual deferral ratio determined by combining the contributions received by the Plan on behalf of and Compensation paid to all eligible family members.

          After the actual deferral ratio of such a family aggregate has been determined, the amount of excess contributions (if any) that were allocated on behalf of the family aggregate shall be determined and corrected according to the "leveling" method described in subsection
          (c) above. The resulting excess contributions shall be reallocated among those family members whose contributions were combined to determine the actual deferral ratio of the family aggregate, with each such member being allocated an amount of excess contribution in proportion to the contributions of each such member that have been combined.

     (f) For the purposes of satisfying the limits specified in this Section and in Code sections 401(a)(4), 410(b), and 401(k), two or more cash or deferred arrangements may be aggregated, provided that such aggregation is consistent with the provisions of IRC Regs. 1.401(k)- 1(b)(3) and 1.401(k)-1(g)(1)(ii); for example, for Plan Years beginning after 1989, cash or deferred arrangements may be aggregated pursuant to this subsection only if the respective plans of which they are part have the same plan years. All elective contributions that are made under any plan that are aggregated with this Plan for the purposes of Code sec. 401(a)(4) or sec. 410(b) (other than sec. 410(b)(2)(A)(ii) are to be treated as if they were made under a single plan. In addition, if any plans are permissively aggregated with this Plan for the purposes of Code sec. 401(k), the aggregated plans must also satisfy Code secs. 401(a)(4) and 410(b) as though they were a single plan.

5.4  Average Contribution Percentage Test
---  ------------------------------------

     (a) For each Plan Year, the Plan Administrator shall perform (or have performed) an Average Contribution Percentage Test in order to ensure that the Plan's receipt and allocation of matching contributions and/or employee contributions, if any, satisfy the requirements of Code sec. 401(m) and do not impermissibly discriminate in favor of Participants who are Highly Compensated Employees ("HCE's").

          The Average Contribution Percentage ("ACP") Test shall compare the ACP of those Participants who are HCE's with the ACP of those Participants who are not HCE's.

          For any group of Participants, the group's ACP equals the average (expressed as a percentage) of the actual contribution ratios of that group's Participants, with each Participant's actual contribution ratio calculated separately.

          For any Plan Year, a Participant's actual contribution ratio consists of the sum of the following contributions (if any) which have been received by the Plan on the Participant's behalf for that Plan Year:

          (1) "matching" employer contributions (within the meaning of Code sec. 401(m)(4)(A));

          (2)  employee contributions; and

          (3) Any Elective Contributions and Qualified Nonelective Contributions ("QNC's") that the Plan Administrator, in the exercise of his sole discretion, chooses to take into account for the purposes of ACP testing (except that the Plan Administrator's discretion in choosing to include any Elective Contributions and QNC's is limited to the extent that such inclusion satisfies the conditions and requirements set forth in 26 CFR 1.401(m)- 1(b)(5));

          with such sum expressed as a percentage of the Participant's Compensation. For this purpose, in any Plan Year, the Plan Administrator may elect to limit the Compensation taken into account for every Participant to Compensation received while participating in the Plan.

          In determining a Participant's actual contribution ratio, matching contributions made on behalf of the Participant may be taken into account only to the extent that they satisfy the following conditions.

          (1) The matching contribution must be allocated to an account maintained on behalf of the Participant as of a day within the plan year being considered.

          (2) The amount of the matching contribution is actually paid to the plan pursuant to which the matching contribution is made no later than the end of the twelve-consecutive-month period immediately following the plan year to which the contribution relates.

     (3) The matching contribution is made on behalf of the Participant on account of the Participant's elective contributions or employee contributions (if any) for the plan year to which the matching contribution relates. Matching contributions that are forfeited because they relate to excess deferrals, excess contributions or excess aggregate contributions shall not be taken into account.

(b) For each Plan Year beginning after 1986, the ACP for the group of Eligible Participants who are HCE's for that Plan Year shall not exceed the greater of (1) or (2), where

     (1) equals 125% of the ACP for the group of Eligible Participants who are non-HCE's for that Plan Year; and

     (2)  equals the lesser of (A) and (B), where

          (A) equals 200% of the ACP for the group of Eligible Participants who are non-HCE's for that Plan Year; and

          (B) equals the ACP for the group of Eligible Participants who are non-HCE's for that Plan Year, plus 2 percentage points (or such other amount as may be prescribed by the Secretary of the Treasury).

     For the purposes of this subsection, "Eligible Particpants" means those Participants who are directly or indirectly eligible to make an employee contribution or to receive an allocation of matching contributions (including matching contributions derived from Forfeitures, if any) under the terms of this Plan for the Plan Year being reviewed.

     If a Participant has "excess deferrals" according to Section 4.2.1(c) or "excess contributions" for the Plan Year according to Section 5.3, then such excess deferrals and/or excess contributions shall be calculated and distributed prior to determining the Participant's excess aggregate contributions for the Plan Year.

(c) If for a Plan Year the ACP limits of subsection (b) above are exceeded, the amount of excess aggregate contributions to be attributed to each HCE shall be determined by the following leveling method.

     The Plan Administrator shall reduce the employee contributions and, if necessary, the matching contributions that had been allocated pursuant to the Plan Year for that Plan Year on behalf of the HCE with the highest actual contribution ratio. This reduction shall be made only to the extent required to (1) enable the Plan to meet the ACP limits, or (2) cause the HCE's actual contribution ratio to equal the next highest actual contribution ratio, whichever occurs first.

     This process shall be repeated by the Plan Administrator until the ACP test limits of subsection (b) above have been met.

     For each Plan Year, the amount of excess aggregate contributions, if any, for each HCE shall equal the sum of the HCE's employee contributions and matching contributions, if any, plus any Qualified Nonelective Contributions and Elective Contributions that are treated as matching contributions (determined prior to the application of this subsection) in determining the HCE's actual contribution ratio, minus the product of the HCE's actual contribution ratio (determined after application of this subsection) multiplied by the HCE's Compensation.

     For the Plan Years beginning after 1988, determinations of actual contribution ratios shall be rounded to the nearest one-hundredth of one percent of the Participant's Compensation.

(d) After the close of the Plan Year to which the excess aggregate contributions are attributable, but within twelve months after such Plan Year's close, the Plan Administrator shall designate the amount (if any) of the excess aggregate contributions (plus any allocable income attributable to such contributions) that are attributable to amounts received and accumulated under the Plan on each HCE's behalf.

     Such excess aggregate contributions shall be forfeited, if forfeitable. As of the last day of the Plan Year, these forfeited amounts shall be reallocated only to Participants who are NHCE's for the Plan Year. This allocation shall be made on a pro rata basis, with each such Participant being allocated a portion of the total forfeited amounts so that such portion, when compared to the total of the forfeited amounts, shall bear the same direct proportion that the amount of Basic Matching Contribution being allocated to the Participant pursuant to Section 4.1.1, subsection
     (a), bears to the entire amount of Basic Matching Contribution that is allocated to all such NHCE Participants pursuant to Section 4.1.1(a).

     If not forfeitable, the amount of the excess aggregate contribution shall be distributed to the HCE on whose behalf the excess aggregate contribution was received. If such excess aggregate contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer with respect to these amounts.

     The income allocable to a Participant's excess aggregate contributions (the "excess income") for the Plan Year shall be determined separately from the excess income for the period between the end of the Plan Year and the date as of which the corrective distribution is made (the "gap period").

     The excess income for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to the Participant's employee and matching contributions (and amounts treated as matching contributions), if any, by a fraction. The numerator of the fraction is the amount of excess contributions made on behalf of the Participant for the Plan Year. The denominator is the sum of the Participant's Individual Accounts' balances attributable to employee and matching contributions (plus balances attributable to amounts treated as matching contributions), if any, as of the end of the Plan Year, with such sum reduced by the gain and increased by the loss allocable to the total sum of such balances for the Plan Year.

        A Participant's excess income for the gap period may be calculated by utilizing either a fractional method or safe-harbor method, with the choice of method being made by the Plan Administrator in his or her sole discretion.

        Under the fractional method, the income for the gap period that is allocable to the Participant's employee and matching contributions (and amounts treated as matching contributions), if any, is multiplied by the same fraction that is used to determine the excess income for the Plan Year.

        Under the safe-harbor method, the excess income for the gap period shall equal the product of:

        (1) 10% of the Participant's excess income for the Plan Year, multiplied by

        (2) the number of calendar months that have elapsed since the end of the Plan Year. (In determining the number of months that have elapsed, a distribution that occurs on or before the fifteenth day of the month shall be deemed to have been made as of the last day of the preceding month, and a distribution occurring after such fifteenth day shall be deemed to have occurred as of the first day of the next subsequent month.)

   (e) Any of the provisions of this Section to the contrary notwithstanding, in determining the actual contribution ratio of a Participant who is an HCE, the family aggregation rules described in paragraph (4) of the definition in Article II of Highly Compensated Employee shall apply, and the actual contribution ratio of any such family aggregate shall equal the actual contribution ratio determined by combining the contributions received by the Plan on behalf of and Compensation paid to all eligible family members.

        After the actual contribution ratio of such a family aggregate has been determined, the amount of excess aggregate contributions (if any) that were allocated on behalf of the family aggregate shall be determined and corrected according to the "leveling" method described in subsection (c) above. The resulting excess aggregate contributions shall be reallocated among those family members whose contributions were combined to determine the actual contribution ratio of the family aggregate, with each such member being allocated an amount of excess aggregate contribution in proportion to the contributions of each such member that have been combined.

   (f) Any provisions of this Section to the contrary notwithstanding, for the purposes of determining whether this Plan satisfies the ACP test, all employee and matching contributions that are made under any plans that are aggregated with this Plan for the purposes of Code sec. 401(a)(4) and/or 410(b) (other than Code sec. 4l0(b)(2)(A)(ii)) shall be aggregated and treated as if made under a single plan. In addition, if any plans are permissively aggregated with this Plan for the purposes of ACP testing, then the aggregated plans must also satisfy Code secs. 401(a)(4) and 410(b) as though they were a single plan.

Art. V                                41

          Also, if a Participant who is a Highly Compensated Employee also participates in other retirement plans sponsored by the Employer to which employer matching contributions (as defined in Code section 401(m)(4)(A)) or employee contributions are made, then all such contributions made on the Participant's behalf shall be aggregated for the purposes of this Section.

          However, for Plan Years beginning after 1989, plans may be aggregated pursuant to this subsection (f) only if they have the same plan year.

5.5  Multiple Use of Alternative Limitation
---  --------------------------------------

     (a) Any provisions of this Plan to the contrary notwithstanding, if for any Plan Year a multiple use of the alternative limitation occurs with respect to two or more cash or deferred arrangements ("CODA's") and/or plans maintained by the Employer, such multiple use shall be corrected by reducing the actual deferral percentage ("ADP") or actual contribution percentage ("ACP") of HCE's who are eligible to participate in such CODA's and/or plans.

     (b) Multiple use of the alternative limitation occurs if the following conditions are met:

          (1) one or more HCE's are eligible to defer compensation pursuant to a CODA subject to Code sec. 401(k) and sponsored by the Employer, and also are allocated contributions pursuant to a plan subject to Code sec. 401(m) and sponsored by the Employer; and

          (2) the ADP for the group of HCE's eligible to defer compensation pursuant to the CODA exceeds 125% of the ADP for the group of non-HCE's and the ACP for the group of HCE's allocated contributions pursuant to the Plan subject to Code sec. 401(m) exceeds 125% of the ACP for the group of non-HCE's; and

          (3) the sum of the ADP for the group of HCE's eligible to defer compensation pursuant to the CODA and the ACP for the group of HCE's allocated contributions pursuant to the Plan subject to Code sec. 401(m) exceeds the "Aggregate Limit".

                The "Aggregate Limit" is the greater of (A) and (B), where:

                (A)   equals the sum of:

                      (I) 125% of the greater of the ADP or the ACP for the group of non-HCE's, and

                      (II) 2 plus the lesser of the ADP or the ACP for the group of non-HCE's, but not more than 200% of the lesser of the ADP or the ACP for the group of non-HCE's; and

                (B)   equals the sum of:

                      (I) 125% of the lesser of the ADP or the ACP for the group of non-HCE's, and

Art. V                                42

               (II) 2 plus the greater of the ADP or the ACP for the group of non-HCE's, but no more than 200% of the greater of the ADP or the ACP for the group of non-HCE's.

(c) So that there is no multiple use of the alternative limitation, all HCE's who were eligible to have deferred compensation under the CODA and who were also allocated contributions under an Employer-sponsored plan subject to Code sec. 401(m) testing shall have their ADP reduced in the manner described in 26 CFR 1.401(k)-1(f)(2).

                                  ARTICLE VI

                         ADMINISTRATION OF PLAN ASSETS

6.1.1  The Investment Fund
-----  -------------------

       All funds received by the Plan pursuant to Article IV, including amounts deposited with the Insurance Company under an annuity or insurance contract, shall be credited to an Investment Fund. The Investment Fund shall be of a suitable nature to hold the funds and to provide the benefits payable under this Plan.

       The Plan Administrator shall create and maintain adequate records to disclose the interest in the Investment Fund of each Participant or, where appropriate, his Beneficiary. Such records shall be in the form of Individual Accounts, and credits and charges shall be made to such accounts in the manner herein described. These amounts shall be maintained for accounting purposes only and shall not represent any segregated or identifiable portion of the Investment Fund.

       All deposits to the Investment Fund shall be applied for the exclusive benefit of Participants and their Beneficiaries, except for such reasonable expenses as may be incurred in the establishment or operation of the Plan and which are not otherwise paid. Except as provided in Sections 8.1.3 and 8.5, no amounts in the Investment Fund, nor any earnings attributable thereto, may ever revert to the Employer prior to full satisfaction of all liabilities under the Plan.

6.1.2  Employee Directed Investments
-----  -----------------------------

       Beginning April 1, 1994, each Participant may direct the allocation of amounts held in the Investment Fund on his behalf, including amounts in the Prior Plan Account, among a variety of investment options made available and selected by the Trustees pursuant to the contract with the Insurance Company.

       To the extent that the Participant does not direct the investment of such amounts received on his behalf, the remainder will automatically be allocated to and invested in one of the funds or accounts available under the Insurance Company contract and pursuant to the Trustees' direction.

       Each Participant may elect to redirect the investment of amounts held in the Investment Fund on his behalf, provided that in any calendar quarter a Participant may transfer out of the Portfolio Fund no more than $5,000.00 or 5% of his balance in such account, whichever is greater. This limitation is waived for any directive effective April 1, 1994. The limitation on a transfer out of the Portfolio Fund on April 1, 1994, shall be $5,000 or 50% of his balance in such account, whichever is greater. Furthermore, an exception will be made for any Participant who elects to transfer his entire balance out of such an account. In that event, the transfer can be made over a five-year period in quarterly increments. The amount of each quarterly increment shall be determined by multiplying the Participant's then-current account balance by a fraction, the numerator of which is one, and the denominator of which is the number of quarterly incremental payments remaining to be made within the five-year period.



First Amendment
Art. IV, Section 6.1.2
Effective 4/1/94                      44

      Any of the above-specified directives to allocate, re-allocate, transfer or remove funds from or among the various investment options shall be effective for the purposes of this Plan only prospectively as of the first day of the calendar quarter (i.e. January 1, April 1, July 1, or October
      1) on which the Employee is a Participant and which is the first calendar quarter beginning not sooner than 15 days following the receipt by the Insurance Company of such directive in writing.

6.2   Net Adjustments
---   ---------------

      The Net Adjustment of amounts directed by Participants under Section 6.1.2 shall be determined and applied separately to the Participant-directed amounts in each investment fund or account. Amounts that are not directed by Participants shall share in the Net Adjustment attributable to the investment of all such amounts.

      Earnings, gains and losses, and any expenses accrued to the Investment Fund shall be allocated to the Individual Accounts in the following manner:

      (1) The Plan Administrator shall periodically determine the Net Adjustment for each calendar quarter. The Net Adjustment shall be the sum of any earnings and gains experienced by the Investment Fund during the calendar quarter, less any losses experienced by the Investment Fund during that quarter, and less expenses for that quarter (if any) to be allocated pursuant to Section 6.4. The fair market value of the Plan's assets as of the last day of the calendar quarter shall be used in determining such earnings, gains and losses.

      (2) The Plan Administrator shall allocate the Net Adjustment for each calendar quarter as of the last day of that quarter, but only to those Individual Accounts remaining at the end of that quarter. Individual Accounts that are closed on a date other than the last day of a calendar quarter shall not be allocated a portion of the Net Adjustment for that calendar quarter.

      (3) The Net Adjustment shall be allocated according to each Individual Account's balance at the beginning of the calendar quarter, adjusted in a uniform and consistent manner for any contributions and distributions made during that quarter.

      (4) An Individual Account's allocation of the Plan's Net Adjustment shall be made in the same proportion that such Individual Account's balance bears to the sum of such balances of all Individual Accounts.

6.3   Distribution Adjustments
---   ------------------------

      The amount of any distribution from an account maintained on behalf of a Participant pursuant to the terms of this Plan shall be debited from that account as of the date such distribution is made.

6.4   Expenses
---   --------

      For any Plan Year, the Employer may pay the expenses of operating and maintaining the Plan. Such payment shall be in addition to and independent of any contributions to the Plan or assets held by the Plan.

Art. VI                               45

   Absent prompt and timely payment by the Employer, the expenses of operating and maintaining the Plan for the Plan Year shall first be paid by application (and commensurate reduction) of the balance of any Suspense Account that may be maintained under the terms of this Plan, and then shall become part of the Net Adjustment allocated pursuant to Section 6.2 EXCEPT that any expenses attributable to a Participant's re-allocating, transferring, or removing amounts to, from, or among the Employee Directed Investment options described in and pursuant to Section 6.1.2 shall be accounted as a loss to be allocated solely as part of the next subsequent Net Adjustment of that Participant's Individual Accounts. However, with respect to expenses attributable to directives effective on April 1, 1994, no such expenses will be charged to the Participant's Individual Accounts.

Art. VI                               46

                                  ARTICLE VII

                                 DISTRIBUTIONS

7.1  Termination of Employment (Including Disability) Before Retirement
---  ------------------------------------------------------------------

     (a) If a Participant's employment as an Employee is terminated due to his Total and Permanent Disability, or due to any other reason except his death or Retirement, he may elect to receive his entire Vested Benefit. To be effective for the purposes of this Plan, such an election must be delivered in writing to the Plan Administrator not more than 90 days before the Annuity Starting Date that he has selected. In the election the Participant shall specify a form in which the Vested Benefit is to be distributed from among the forms described in Section 7.4, and also an Annuity Starting Date (see
           Section 2.2), provided that no distribution under this Section shall be made or commence before the Participant's date of termination as an Employee, nor later than the date which would be the Participant's Normal Retirement Date had he not terminated such employment until then.

           If the Participant is married at the time of his election, his election shall have no effect for the purposes of this Plan unless the requirements of Section 7.5(d) regarding waiver of the Qualified Joint and Survivor Annuity are met within 90 days before the Annuity Starting Date.

     (b) In any event, the Plan Administrator (or Trustee, as applicable) shall distribute to the Participant his entire Vested Benefit in a lump sum as soon as administratively practicable after the time of his termination, provided that as of the Annuity Starting Date the Participant's Vested Benefit has not ever exceeded $3,500 as of the date of any prior distribution to the Participant. If the Participant's entire Vested Benefit equals zero as of the date his Service terminates, then the Participant shall be deemed to have received a distribution of his entire Vested Benefit as of that date of termination.

     (c) Any distribution that is made to a Participant pursuant to this Section shall be in lieu of any and all other benefits, present or contingent, to which the Participant may be entitled under the terms of this Plan.

7.2  Death Benefits
---  --------------

     (a) If a Participant who is credited with a Vested Benefit dies prior to the Annuity Starting Date of his Vested Benefit, then the Plan shall distribute a death benefit on his behalf.

           The amount of the death benefit shall be the actuarial equivalent of his Vested Benefit (after having taken into account any security interest in his Vested Benefit that the Plan has as a result of any currently outstanding loan to the Participant).

     (b) Unless the Participant elects otherwise as provided in subsection (e) below, if the Participant has a "surviving spouse" (as such term is defined in this Section below) as of his date of death, the death benefit shall be payable to such surviving spouse. If the Participant has no surviving spouse, the death benefit will be paid to the Participant's designated Beneficiary.

Art. VII                              47

        If the Participant's Vested Benefit has always had a lump sum value of $3,500 or less as of the death benefit's Annuity Starting Date, then that benefit shall be distributed in the form of a lump sum, and the Annuity Starting Date of that benefit shall be as soon as administratively practicable (in any event, within one year) following the Participant's date of death.

        If the Participant's death benefit has ever had a lump sum value in excess of $3,500 as of that benefit's Annuity Starting Date, and if the Participant has a surviving spouse as of his date of death, unless the Participant elects otherwise as provided in subsection (e) below, the form in which that benefit will be automatically distributable to the surviving spouse (or to a non-spouse Beneficiary elected pursuant to subsection (e)) shall be a "qualified preretirement survivor annuity", providing equal monthly payments to the surviving spouse (or non-spouse Beneficiary, as applicable) for the duration of his or her life, with no payments after his or her death.

   (c) The Annuity Starting Date of the qualified preretirement survivor annuity shall be within a reasonable time (not exceeding 90 days) following the Plan Administrator's receipt from the surviving spouse (or non-spouse Beneficiary, as applicable) of a writing requesting the commencement of that annuity. Absent such a request, the Annuity Starting Date shall be not earlier than the date on which the Participant would have attained Normal Retirement Age (or age 62, if later).

   (d) "Surviving spouse" means a spouse to whom the Participant was married throughout the one-year period ending on the earlier of:

        (1) the date the Participant's death benefit payments commence under the terms of this Plan PROVIDED that if the Participant was married within one year of the date his benefit payments began and he and his spouse from such marriage were married for at least a one-year period ending on the date of the Participant's death, such Participant and such spouse shall be treated as having been married throughout the one-year period ending on the date the Participant's benefit payments began, or

        (2)   the date of the Participant's death.

   (e)  (1)   Subject to paragraph (2) below, at any time during the "election period" a Participant may elect to waive the qualified preretirement survivor annuity benefit form so that the benefit will be payable, if at all, in an alternate form permissible under this Plan, and may also elect a specifically designated non-spouse
              Beneficiary to replace his surviving spouse as the contingent annuitant. He may also at any time revoke such election and make another election. Any such election or revocation shall be in writing and shall be effective upon receipt by the Plan
              Administrator.

        (2) An election by a Participant pursuant to paragraph (1) shall not take effect unless:

Art. VII                              48

              (A) the Participant's spouse, in a writing received by the Plan Administrator and witnessed by the Plan Administrator or a notary public, acknowledges the effect of and consents to the Participant's election; or

              (B) it is established to the Plan Administrator's satisfaction that the spousal consent described in (A) above cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances which render obtaining such spousal consent impossible.

        (3)   For purposes of this subsection, the "election period' shall be:

              (A) for a Participant who has not separated from Service, the period commencing on his Date of Employment or Re-employment and ending on the last day of the Plan Year preceding the Plan Year in which he attains age 35. Thereafter, a Participant must make a new election within the period beginning on the later of the first day of the Plan Year in which he attains age 35 or his Date of Employment or Re-employment and ending on the day of his death; or

              (B) for a Participant who is separated from Service with the Employer, the period beginning on the date such Participant separates from service with the Employer and ending on the date of his death. In the case of such Participant, such election shall pertain only to his account balances earned prior to the date of such separation.

        (4) A written explanation with respect to the qualified preretirement survivor annuity shall be provided to each Participant within a reasonable period following his commencement of participation and, if later, once within the period commencing with the first day of the Plan Year in which he attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which he attains age 35, unless he terminates his employment as an Employee prior to his attainment of age 35, in which case such written explanation shall be provided at the time of his termination or within a reasonable period thereafter. The written explanation shall be provided in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 7.5 regarding the Qualified Joint and Survivor Annuity.

              For the purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.
              In the case of a Participant who separates from Service before the Plan Year in which he attains age 35, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                                   49
Art. VII

   (f) Except as provided above regarding the qualified preretirement survivor annuity, the Participant's death benefit shall be distributed to the surviving spouse or other designated Beneficiary in the form of a lump sum, and the Annuity Starting Date of that benefit shall be as soon as administratively practicable (in any event, within one year) following the Participant's date of death. However, the person to whom that benefit is to be distributed, whether surviving spouse or other designated Beneficiary, may elect to have the death benefit distributed in any other form of benefit described in Section 7.4 and not precluded thereby. To be effective for the purposes of this Plan, such an election must be in writing, and must be received by the Plan Administrator prior to the death benefit's Annuity Starting Date. Given such an election, the Annuity Starting Date for the death benefit would then occur within 90 days after receipt of that election.

        In any event, any death benefit payable pursuant to this Section shall commence or be distributed not later than the time period described in
        (1) or (2) below, as appropriate:

        (1) if payable to a surviving spouse (or child of the Participant, as provided below), not later than December 31 of the calendar year in which the Participant would have attained 70 1/2; or

        (2) if payable to any other Beneficiary, not later than the first anniversary of the Participant's death;

        PROVIDED that, if said spouse or Beneficiary cannot be located within the applicable time period specified above, the Plan Administrator may delay commencement or distribution of payments for a period ending not later than the first day of the first month beginning after the sixtieth day following the date on which such spouse or Beneficiary has been identified and located by the Plan Administrator and the Plan Administrator has received any necessary documentation of death.

        A death benefit payable to any surviving child of the Participant shall be treated as if payable to the surviving spouse for purposes of (1) above in this subsection PROVIDED that such benefit will become payable to the surviving spouse as of the date such child reaches age 21 or as of such other time as prescribed by the Secretary of the Treasury under regulations.

        If a surviving spouse is eligible to receive death benefits under this Plan, and if that surviving spouse dies prior to the Annuity Starting Date of those death benefits, then the death benefits to which the deceased spouse had been entitled shall be payable on his or her behalf within such a time-frame as would be appropriate if the deceased spouse had been the Participant, with the date of death of the surviving spouse being substituted for the Participant's. However, the exceptions provided in Code sec. 401(a)(9)(B)(iv) shall not be available regarding any surviving spouse of the Participant's surviving spouse.

Art. VII                           50

      (g) If a Participant dies after his Vested Benefit has been distributed in the form of a lump sum, there shall be no benefit payable from the Plan as a result of his death. If his Vested Benefit has been distributed in the form of an annuity, any benefit payable as a result of his death shall be determined solely under the terms of the annuity that was distributed, provided that the remaining portion of such benefit, if any, shall be distributed to the beneficiary at least as rapidly as provided in the terms of said annuity but in any event consistent with Code sec. 401(a)(9)(B).

           If a Participant dies while receiving the Payments from Account described in Section 7.4 before his entire Vested Benefit has been distributed, his surviving spouse, if any, may elect in writing to the Plan Administrator to receive the previously undistributed portion of such Vested Benefit in the form of a lump sum; in any event, the remaining portion of such benefit, if any, shall be distributed at least as rapidly as under the terms of said Payments from Account in effect for the Participant at death.

7.3  Retirement
     ----------

     A Participant, regardless of his status as an Employee, shall have attained Retirement Age when he:

      (a) has attained at least age 60, which shall be his Early Retirement Age; or

      (b)  has attained age 65, which shall be his Normal Retirement Age.

      A Participant who has attained Retirement Age may retire by designating in writing to the Plan Administrator a Retirement Date, which shall be his Retirement benefit's Annuity Starting Date, and which may be the first day of any month after he has attained Normal Retirement Age or the first day of any month after he has both attained Early Retirement Age and terminated Service, but not later than the latest date permitted by the provisions of Section 7.5 regarding Commencement of Payments. This latter date shall be the Retirement Date of any Participant who has not, prior thereto, designated a Retirement Date.

      If the date on which the Participant attains Normal Retirement Age is the first day of a month, that date shall be his Normal Retirement Date. Otherwise, the Participant's Normal Retirement Date shall be the first day of the first month following his attainment of Normal Retirement Age.

      Upon Retirement, a Participant shall commence to receive his Vested Benefit as provided in Section 7.5.

7.4  Form of Retirement Benefit
     --------------------------

      (a) Unless an optional form of benefit has been selected pursuant to subsection (b) below, the Retirement benefit payable to a Participant at the time of his Retirement shall be the actuarial value of his Vested Benefit distributed in the form of a Qualified Joint and Survivor Annuity.

           (1) For a Participant who has no spouse as of his Retirement, his Qualified Joint and Survivor Annuity is an annuity providing monthly income payable for his life only, with no payments after his death.

Art. VII                           51

        (2) For a Participant who has a spouse as of his Retirement, his Qualified Joint and Survivor Annuity is an annuity which provides monthly income payable for his life, and thereafter for the life of his spouse, with payments to the spouse equal to one-half of the payments to the Participant.

   (b) Subject to the provisions of Section 7.5, a Participant may elect to waive receipt of the actuarial value of his Vested Benefit in the form of a Qualified Joint and Survivor Annuity, and instead to receive such value in one of the following forms.

        (1) Joint and Contingent Survivor Annuity - monthly income payable for the life of the Participant, and thereafter for the life of his spouse, if the Participant is married on the Annuity Starting Date designated in the election, otherwise for the life of his Beneficiary. Payments to the spouse or beneficiary may be the same amount as or two-thirds of the payment paid to the Participant, as specified in the election.

        (2) Straight Life Annuity - monthly income payable for the life of the Participant only, with no payments after his death.

        (3) Certain and Life Annuity - monthly income payable for the life of the Participant with the provision that if the Participant dies after his Retirement Date, or if a Beneficiary dies after commencement of payments, but before the end of a certain period of 60, 120 or 180 months, as elected, payments will commence or be continued for the remainder of the certain period to the Participant's Beneficiary (or, if the annuity is distributed pursuant to Section 7.2, to a beneficiary designated by the Participant's Beneficiary) PROVIDED, however, that the certain period elected shall not extend beyond (1) the life expectancy of the Participant, (2) the life expectancies of the Participant and his designated Beneficiary, (3) if payable pursuant to Section 7.2, the life expectancy of the designated Beneficiary or (4) 60 months, if by operation of Section 8.6 the Participant's Beneficiary is his estate.

        (4) Annuity for a Period Certain - monthly income payable for a certain period elected by the Participant of not more than 240 months, with the provision that if the Participant dies after his Retirement Date, or if a Beneficiary dies after commencement of payments, but before the end of the certain period, payments will commence or be continued for the remainder of the certain period to the Participant's Beneficiary (or, if the annuity is distributed pursuant to Section 7.2, to a beneficiary designated by the Participant's Beneficiary) PROVIDED, however, that the certain period elected shall not extend beyond (1) the life expectancy of the Participant, (2) the life expectancies of the Participant and his designated Beneficiary, (3) if payable pursuant to Section 7.2, the life expectancy of the designated Beneficiary, or (4) 60 months, if by operation of Section 8.6 the Participant's Beneficiary is his estate.

        (5) Lump Sum - a single payment in an amount equal to the Participant's Vested Benefit.

Art. VII                           52

        (6) Partial Distributions - payments in an amount specified by the Participant. The Participant may request a partial distribution at any time following his attainment of Retirement Age. However, no more than four (4) distributions shall be made to the Participant during any Plan Year, and the amount of each distribution may not be less than five hundred dollars ($500.00).

           However, no optional form may be elected under which the amount of monthly benefit payable to the Participant would not exceed 50% of the amount he would receive in the form of a Straight Life Annuity unless such optional form is a Lump Sum or a Joint and Survivor Annuity with the Participant's spouse as contingent annuitant.

      (c) Subject to the provisions of Section 7.5, and solely for the purposes of distributing to a Participant his Vested Benefit where such distribution has not occurred prior to his Required Beginning Date (see Section 7.5(e)(2) below), the Participant may elect to receive the distribution to commence as of his Required Beginning Date in the form of Payments from Account, rather than in one of the forms of retirement benefit payment already provided by this Article VII.

           Payments from Account shall mean periodic payments in an amount specified by the Participant or his Beneficiary continuing until such time as the Participant's Vested Benefit (adjusted for subsequent Net Adjustments) is exhausted, PROVIDED however that the period over which said payments are to be made shall not extend beyond (1) the life expectancy of the Participant, (2) the life expectancies of the Participant and his designated Beneficiary, (3) if payable pursuant to Section 7.2, the life expectancy of the designated Beneficiary, or (4) 60 months, if by operation of Section 8.6 the Participant's Beneficiary is his estate.

7.5  Retirement Benefits: Election of Forms and Commencement of Payments
     -------------------------------------------------------------------

      (a)  Applicability of this Section
           -----------------------------

           In the case of a Participant who will receive a distribution pursuant to Section 7.1 due to his termination of employment before his attainment of Retirement Age, the form of the distribution and the time of commencement of payments will be as provided in that section. The form and time of commencement of death benefits payable to Beneficiaries shall be governed according to Section 7.2. The form and time of commencement of any other benefits payable pursuant to this Plan will be determined according to this section and Section 7.4.

           In any event, all distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under Code sec. 401(a)(9), including the minimum distribution incidental benefit requirement of sec. 1.401(a)(9)-2 of the regulations.


Art. VII                        53

     (b)  Explanation
          -----------

          No less than 30 days and no more than 90 days before a Participant's Annuity Starting Date, the Plan Administrator shall provide the Participant with a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity; (iii) the rights of the Participant's spouse (if any) regarding the Qualified Joint and Survivor Annuity; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

     (c)  Election
          --------

          A Participant may elect to waive his right to receive his Retirement benefit in the form of a Qualified Joint and Survivor Annuity so as to receive his Retirement benefit in one of the alternative forms described in Section 7.4, and may also elect to name a person as contingent annuitant or to replace the person currently designated by him or this Plan to be his contingent annuitant. Such an election may be revoked and replaced with another such election. However, to be effective for the purposes of this Plan, any such an election or revocation must be made in writing and received by the Plan Administrator within ninety (90) days before the Participant's Annuity Starting Date, and must satisfy the spousal consent requirements described in subsection (d) below, and must specifically designate the form in which the benefits shall be paid. In addition, if the election is to replace the person currently designated by the Participant pursuant to this Plan (or if there is no such designation by the Participant, then the person (if any) designated by this Plan) to be his contingent annuitant, then the election must specifically designate the person who is to become the contingent annuitant.

     (d)  Spousal Consent
          ---------------

          An election by a Participant to receive his Retirement benefit in one of the alternative benefits forms or to change his contingent annuitant shall not have any effect for the purposes of this Plan unless:

          (1) the Participant's spouse, in a writing received by the Plan Administrator, acknowledges the effect of and consents to the Participant's election within 90 days before the Annuity Starting Date, and the writing is witnessed by the Plan Administrator or a notary public; or

          (2) it can be established to the Plan Administrator's satisfaction that spousal consent cannot be obtained because there is no spouse, or because the spouse cannot be located, or because of other circumstances which render obtaining such spousal consent impossible.

          Any consent by a spouse (or establishment that the consent of the spouse cannot be obtained) pursuant to this subsection shall be effective only with respect to such spouse.

                                   54
Art. VII

     (e)  Commencement of Payments
          ------------------------

          (1) Unless a Participant otherwise elects in a writing received by the Plan Administrator prior to the Participant's Annuity Starting Date, payment of the Participant's Vested Benefit shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of:

                (A)  the Participant's attainment of Normal Retirement Age;

                (B) the 10th anniversary of the date on which the Participant commenced participation in this Plan; or

                (C)  the Participant's termination of employment as an Employee,

                provided that if the Participant has failed to provide the Plan Administrator with sufficient information as to age and marital status or any other relevant information, so that the amounts of payment may not be determined, or if the Participant cannot be located, then the Plan Administrator may delay commencement of payments for not more than 60 days after the earliest date on which the amount and form of payment may be determined under the terms of this Plan, or the Participant is located. The amount of payment in the event of such a delay shall be retroactive to the Participant's Retirement Date.

                Notwithstanding any provisions of this paragraph (1) to the contrary, the failure of a Participant and the Participant's spouse to consent to the distribution of a benefit while that benefit is immediately distributable pursuant to this Section shall be deemed to be an election to defer commencement of payment of that benefit.

          (2) Any provisions of this Plan to the contrary notwithstanding, the entire vested interest of the Participant in benefits under this
                Plan:

                (A) will be distributed to the Participant not later than the Participant's Required Beginning Date, or

                (B) will be distributed, beginning not later than the Participant's Required Beginning Date, over the life of tile Participant or over the lives of the Participant and a designated beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated beneficiary).


                For the purpose of determining the amount to be distributed as of the Participant's Required Beginning Date, his Vested Benefit shall be valued as of December 31 of the calendar year immediately preceding his Required Beginning Date.

                The Participant may elect for these required distributions to be paid in any of the forms if benefit described in Section 7.4, subject to any spousal consent requirements that may apply pursuant to this Plan. Absent such an election, these distributions automatically shall be payable in the form described in Section 7.4(a).

Art. VII                              55

        (3) If a Participant's interest is to be distributed in a form other than a Lump Sum, the following minimum distribution rules shall apply on or after the Participant's Required Beginning Date.

              (A) If the Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Beneficiary, or (2) a period not extending beyond the life expectancy of the Beneficiary, then the amount required to be distributed for each calendar year, beginning with distribution for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

              (B) For calendar years beginning before January 1, 1989, if the Participant's spouse (if any) is not the Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

              (C) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy, or (2) if the Participant's spouse (if any) is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy referenced in subsection (3)(A) above as the relevant divisor without regard to Regulations sec. 1.401(a)(9)-2.

              (D) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

              If the Participant's benefit is distributed in the form of an annuity purchased from an Insurance Company, any such distribution shall be made in accordance with the requirements of Code sec. 401(a)(9) and the regulations promulgated thereunder.

        (4) Any additional amounts of Vested Benefit accrued by the Participant after his Required Beginning Date shall be distributed annually in the form of a lump sum consistent with the requirements of Code sec. 401(a)(9) and applicable regulations.

Art. VII                             56

              (5) Once distributions have begun to a 5% owner under this subsection, they must continue to be distributed even if the Participant ceases to be a 5% owner in a subsequent year.

              (6) For the purposes of this subsection, "applicable life expectancy" means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date the life expectancy was first calculated.

                   If the life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated.

                   The applicable calendar year shall be the first distribution calendar year, and if the life expectancy is being recalculated, each such succeeding calendar year.

                   If annuity payments commence before the Required Beginning Date, the applicable calendar year is the year such payments commence. If the distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining Vested Benefit, the applicable calendar year is the year of purchase.

              (7) Unless otherwise elected by the Participant (or spouse, as applicable) by the time distributions are required to begin, life expectancies shall be recalculated annually. If such an election has been made by the Participant (or spouse, as applicable), it shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years.

                   The life expectancy of a nonspouse beneficiary may not be recalculated.

7.6   Loans to Participants
      ---------------------

      Each Active Participant may apply to obtain loans from the Plan according to the procedures and limits described below.

      (a) Any application for a loan may only be made in writing, and will become effective only upon receipt by the Plan Administrator. The principal amount of the loan requested may not be less than five hundred dollars ($500.00).

           A loan shall be available only for the applicant's "immediate and heavy financial need" as described in Section 4.2.5(b)(1) or for payment of any of the following expenses:

           (1) educational expenses not described in Section 4.2.5(b)(1) of the applicant or an immediate family member;

           (2)  Taxes owed by the applicant;

           (3) Living and home repair expenses and costs of necessary appliances, e.g. furnace, plumbing, new roof, incurred or to be incurred by the applicant;

           (4) Business or employment expenses, e.g. transportation, of the applicant;

           (5) Payments to prevent mortgage foreclosure on the residence of an immediate family member;

           (6) Debt of the applicant on which collection action by the creditor has begun;

           (7) Legal fees and costs, settlements of claims and lawsuits, and fines owing by the applicant or an immediate family member;

           (8) Uninsured damages caused by natural disasters to any real or personal property of the applicant.

           The written loan application must document the reason for the loan. Subject to the additional limitations of Section 7.6(f), the principal amount of the loan may not exceed the amount of that "immediate and heavy financial need" or expense from the list above.

      (b) The Plan Administrator may choose to grant or deny the request in a reasonably equivalent and nondiscriminatory manner, consistent with the requirements of section 401 (and all other relevant provisions) of the Internal Revenue Code, as amended. However, under no circumstances shall a loan be made by this Plan to any person who is or is deemed to be (or has as a member of his immediate family) an "owner-employee" (as defined in Code 4975(d)) or a "shareholder-employee" (as defined in Code secs. 401(j) and 1379(d)).

      (c) If the request is granted and an amount is loaned to the Participant (hereinafter "the Borrower"), the resulting liability of the Borrower for repayment of the loan to the Plan shall be accounted through the establishment of a Segregated Investment Fund into which the principal amount of the loan shall be entered as of the date on which the amount of the loan is provided to the Borrower.


FOURTH AMENDMENT
Art. VII, Section 7.6
Effective 1/1/97                        58

           The loan amount shall be taken pro rata from the Participant's balances in the Plan's investment options (described in Section 6.1.2) as of the date the loan is made.

           Any such loan shall be treated as a directed investment by the Borrower of Plan assets separate and apart from the Investment Fund of the Insurance Company or any other assets of the Plan. As such, any earnings, gains or losses attributable to the loan shall be credited only to the Segregated Investment Fund representing that loan, and shall in turn be allocated solely to the Borrower's Individual Accounts.

      (d) Each loan shall bear interest at a reasonable fixed rate established by the Plan Administrator with reference to the economic conditions and interest rates being charged by local financial institutions for similar loans with similar collateral as of the time when the loan request is being processed. In addition, the Plan Administrator may require the Borrower to pay any administrative fees that are deemed to be necessary to establish or maintain the Segregated Investment Fund, provided that all such fees or fee schedules shall be disclosed to the Borrower at the time the loan is made and again prior to any modification of such fees or schedules by the Plan Administrator (which may be enacted by the Plan Administrator at any time that the Plan Administrator determines that such modification is appropriate, in the exercise of his or her fiduciary duty), and further provided that the ability to obtain loans from the Plan shall remain available to all Borrowers on a reasonably equivalent basis.

           Loans shall not be made available to HCE's in an amount greater than the amount made available to non-HCE's; however, maximum loan amounts may vary directly according to the size of each Participant's vested accrued benefit under this Plan.

           Each amount received in repayment of the loan shall be credited to the Borrower's Segregated Investment Fund as of the day on which it was received by the Plan Administrator, after its having first been reduced by any administrative fees charged by the Plan Administrator pursuant to the preceding paragraph.

      (e) Each loan shall be evidenced by a negotiable promissory note signed by the Borrower and his spouse (if any, as of the time of the making of the note) within 90 days before the loan is made, and secured by a portion of the Borrower's vested interest in amounts held under the Plan on the Borrower's behalf, with such portion equal to the amount that is loaned to the Borrower at the time of the loan's origination.

FOURTH AMENDMENT
Art. VII, Section 7.6
Effective 1/1/97                          59

           The note shall contain the consent of the Borrower's spouse to the loan and an acknowledgment that any default on the loan may under certain circumstances reduce benefits under the Plan to which such spouse may become entitled, unless it is established to the Plan Administrator's satisfaction that spousal consent cannot be obtained because there is no spouse, or because the spouse cannot be located, or because of other circumstances which render obtaining such spousal consent impossible. The note must be witnessed by a notary public or the Plan Administrator. The note also must state that in the event of the Borrower's default on the loan, the Borrower (and the Borrower's spouse, if any, as of the time of the processing of the loan) agree to be bound by the provisions of this Plan, and particularly of this Section.

           The Plan Administrator, in the exercise of his sole discretion, may require that additional security or documentation be provided by the Borrower.

      (f) Immediately after the origination of any Plan loan to the Borrower, the total amount of the outstanding balances of all loans made to the Borrower from this Plan may not exceed the lesser of:

           (1) 50% of the present value of the Borrower's vested interest in amounts held under the Plan on the Borrower's behalf (determined immediately after the loan's origination); or

           (2) $50,000, except that with regard to loans made, renewed, negotiated, modified or extended on or after January 1, 1987, such $50,000 limit shall be reduced by the excess (if any) of:

                (A) the highest outstanding balance of all loans to the Borrower, under all qualified retirement plans maintained by the Employer, during the one-year period ending on the day before the date as of which the most recent loan was made, over

                (B) the outstanding balance of all loans to the Borrower, under all qualified retirement plans maintained by the Employer, on the date as of which the most recent loan was made.

           For the purposes of this subsection (f), "Employer" shall be as defined in Article II, and in addition shall mean any other employers which when taken together with the Employer(s) sponsoring this Plan are treated as a single employer under section 414(b), (c) or (m) of the Internal Revenue Code, as amended.

FOURTH AMENDMENT
Art. VII, Section 7.6
Effective 1/1/97                            60

           For the purposes of this subsection (f), simplified employee pension plans shall not be regarded as qualified retirement plans.

      (g) Each loan made, renewed, negotiated, modified or extended on or after January 1, 1987, shall be subject to substantially level amortization.

      (h) Each loan shall be distributed (if at all) as soon as reasonably practicable, but in any event not later than 90 days after the date on which the Plan Administrator receives the prescribed loan request.

      (i) Whenever possible, loans shall be repaid to the Plan through periodic payroll deductions from the Borrower's Compensation (if any).

      (j) With the consent of the Plan Administrator, the Borrower may at any time prepay an amount against the outstanding balance of the loan; however, unless the entire outstanding balance is prepaid, repayment installments must continue to be made periodically according to the pre-arranged repayment schedule.

           Notwithstanding any provision of this Section to the contrary, loan repayments will be suspended as permitted under Code sec. 414(u)(4).

           Provided the Plan Administrator consents, a Borrower may refinance any loan that he has outstanding from the Plan. The procedures and limits applying to refinancing a loan shall be substantially the same as those prescribed herein for obtaining a loan.

      (k) At any time before it has been completely repaid (including principal and interest), a loan under this Plan shall be in default as of the earlier of:

           (1) the end of a reasonable period of time (not exceeding 30 days) specified by the Plan Administrator and immediately following the date on which any periodic installment payment required under the Promissory Note is not received by the holder of the Note when due;

           (2) the date as of which any amount becomes distributable to a Borrower from the Plan, including for example the Borrower's date of Retirement, but only to the extent that such distribution would result in the loan balance equaling more than the Borrower's vested interest in the Plan's assets after such distribution; or

FOURTH AMENDMENT
Art. VII, Section 7.6
Effective 1/1/97                       61

           (3) the fifth anniversary of the date on which the amount of the loan was paid from the Plan to the Borrower, or in the case of a loan for the purchase of the Borrower's principal residence, the tenth anniversary of the date on which the amount of the loan was paid to the Borrower.

      (l) If the Plan Administrator as holder of the Promissory Note determines that a loan under this Plan is in default, then at the option of the Plan Administrator, the Borrower may be given a reasonable amount of time (in any event not exceeding 30 days) to cure the default by repaying all amounts that have become due as of that date.

           If the default results from a distribution of excess elective deferrals (pursuant to Code sec. 402(g)(2)), excess contributions (pursuant to Code sec. 401(k)(8)), or excess aggregate contributions (pursuant to Code sec. 401 (m)(6)), if any, then the Borrower may cure the default by repaying to the Plan an amount sufficient to reduce the outstanding balance of the loan to an amount equal to not more than the Borrower's vested interest in Plan Assets remaining after such distribution.

      (m) In addition, as of the date of such default, the Plan shall immediately stop accepting elective deferrals (if any) on that Borrower's behalf until such time as the loan is no longer in default.

      (n) If there is security for the loan available in addition to or instead of the Borrower's vested interest in Plan assets, then upon default, the holder of the Promissory Note may (but is not required to) look to that other security for liquidation and repayment of the loan.

      (o) To the extent that a default of a loan is not cured or is not repaid through security other than the Borrower's vested interest in the Plan's assets, then the Plan Administrator shall reduce the Borrower's vested interest in the Plan's assets. The amount of such reduction shall equal the outstanding balance of the loan, including any interest that has accrued as of that date of determination, except that if the default has resulted from a distribution of Plan assets that has been made to bring the Plan into compliance with any of the nondiscrimination limits and tests of the Code (as specified, e.g. in Code secs. 401(k), 401(m), or 415), then the amount of the reduction shall equal only that amount which is necessary to cure the default by reducing the outstanding balance of the loan to an amount equal to the Borrower's vested interest in the Plan's assets as of that date of determination and after the distribution has been made.

FOURTH AMENDMENT
Art. VII, Section 7.6
Effective 1/1/97                           61a

           Any reduction in a Borrower's vested interest in Plan assets accomplished pursuant to this paragraph shall immediately result in a corresponding reduction and offset of the outstanding balance of the loan as of that date of determination.

           However, under any circumstances, a Borrower's vested interest in the Plan's assets that are attributable to Elective Contributions, if any (or to amounts that are treated as Elective Contributions pursuant to Article V) may not be reduced pursuant to this subsection (o) sooner or to a greater extent than such amounts become distributable consistent with the provisions of Code sec. 401(k), all other relevant Code sections, and regulations promulgated thereunder.

      (p) In the event that a loan from this Plan to a Borrower is treated as a distribution under Code sec. 72, and/or under applicable Department of Labor regulations, the Borrower's obligation to repay the loan shall remain unchanged by such distribution treatment.

      (q) When the Borrower is no longer indebted under the Promissory Note (e.g. due to the complete repayment of the loan, or due to recovery of the loan's security upon default), the Borrower's Segregated Investment Fund shall then be closed.

FOURTH AMENDMENT
Art. VII, Section 7.6
Effective 1/1/97                        61b

                                 ARTICLE VIII

                              GENERAL PROVISIONS

8.1.1  Plan Modification: Authority
-----  ----------------------------

       The Trustees reserve the right to amend, modify, or terminate the Plan at any time, provided that no amendment or modification shall act to reduce the balances of the Individual Accounts of any Participant accrued to the time of such amendment or modification.

8.1.2  Plan Modification: Merger
-----  -------------------------

       No merger, consolidation, or transfer of the assets or 1iabilities of this Plan with or to any other qualified plan shall be undertaken unless, after such merger, consolidation, or transfer, each Participant would, if the Plan then terminated, receive a benefit not less than the benefit he would have received had the Plan terminated immediately prior to such merger, consolidation, or transfer.

8.1.3  Plan Modification: Termination
-----  ------------------------------

       Upon termination or partial termination of this Plan, or the complete discontinuance of contributions by the Employer (as defined in Code secs. 1.401-6(c) and 1.411(d)-2(d)), the rights of each affected Participant to benefits accrued to the date of termination or partial termination, or the complete cessation of contributions by the Employer, shall be fully vested to the extent funded.

       If, after the allocation of the Plan's assets pursuant to the Plan's termination, all liabilities of the Plan have been satisfied in full and there remain surplus Plan assets not necessary to satisfy the liabilities of the Plan, such surplus shall revert to the Employer, consistent with the provisions of the termination amendment of this Plan, and provided that no successor plan is established (with "successor plan" having the same meaning as that described in IRC Reg. 1.401(k)-1(d)(3)).

8.2.1  Duties: Plan Administrator
-----  --------------------------

       The Plan Administrator has the discretionary authority to control and manage the operation and administration of the Plan, including the specific duties outlined below. The Plan Administrator in his sole discretion shall make such rules, regulations, interpretations, and computations and shall take such other actions to administer the Plan as he may deem appropriate. Such rules, regulations, computations, and other actions shall be conclusive and binding upon all persons.

       Duties of the Plan Administrator include, but are not limited to, determination of benefits and eligibility to participate, payment of funds to the Insurance Company or Trustee, authorization of benefit payments and payment of any expenses incurred in the administration of the Plan. The Plan Administrator may employ such consultants and advisors as he deems necessary or desirable for carrying out his duties under the Plan.

Art. VIII                             62

8.2.2  Duties: Employer
-----  ----------------

       Duties of the Employer include, but are not limited to, payment of funds to the Insurance Company or Trustee, in addition to payment of any expenses incurred in the administration of the Plan. The Employer shall indemnify and hold harmless any fiduciary who is an employee of the Employer from any and all claims, loss, damages, expense (including counsel fees), and liability (including amounts paid in settlement with the Employer's written consent) arising from any act or omission of the fiduciary, except when the same is judicially determined to be done due to the gross negligence or willful misconduct of the fiduciary.

8.3    Benefit Claims Procedure
---    ------------------------

       Any Participant in this Plan, or his Beneficiary, may make a claim for benefits due to him under this Plan by delivering a written application to the Plan Administrator. If a claim is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Plan Administrator within 90 days after receipt of the claim by the Plan Administrator unless special circumstances require an extension of time for processing the claim. If an extension of time is required the Plan Administrator shall furnish the claimant with written notice of that fact, including the reason why an extension is required and an estimated date upon which a final decision is expected, which shall be not later than 180 days after the claim was made. In that event, if the claim is denied in whole or part, written notice of denial shall be given as soon as practicable, but not later than 180 days after the claim was made.

       A notice of denial of a claim shall state:

       (1)  the specific reason or reasons for the denial;

       (2) reference to the specific Plan provisions upon which the denial was based; and

       (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such additional material or information is required.

       If this notice is not furnished within the time provided in this Section, the claim shall be deemed wholly denied.

8.4    Review Procedure
---    ----------------

       In the event that a claim is denied under this Plan, the claimant or his authorized representative may apply in writing to the Plan Administrator within 60 days of receiving notice of the denial or, if no written notice of denial is received within the 180-day period prescribed in Section 8.3, within 60 days after the expiration of said 180 day period, asking that the denial be reviewed. This time limit may be extended by the Plan Administrator if an extension appears to be reasonable in view of the nature of the claim and the pertinent circumstances. Upon receipt of such application, the Plan Administrator shall afford the claimant an opportunity to review pertinent documents and to submit issues and comments in writing. A decision on review shall be rendered by the Plan Administrator not later than 60 days after the claimant's application for review unless an extension of time for processing is required, in which case a decision will be made as soon as possible,

Art. VIII                             63
     but not later than 120 days after the request for review was made. If an extension of time is required, the Plan Administrator shall give the claimant written notice of that fact before the extension period begins. A decision on review shall be in writing and shall include specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

     If the claimant has not received written decision on review within 60 days after the request for review was received, or within 120 days if an extension of time was required, the claim will be considered wholly denied on review.

8.5  Qualification of the Plan and Conditions of Contributions
---  ---------------------------------------------------------

     This Plan, together with any insurance or annuity contracts or trust agreement used in conjunction with it, is intended to meet the requirements of the Internal Revenue Service for approval as a tax-exempt plan or trust under Section 401 of the Code. Any amendments which may be necessary to meet these requirements shall be made retroactive to the date upon which the Plan failed to meet these requirements.

     Contributions to this Plan are made with the intent and on the condition that such contributions are deductible under Section 404 of the Code. If any contribution by the Employer is disallowed as a deduction by the Internal Revenue Service then, to the extent the deduction is disallowed, the contribution shall be refunded to the Employer within one year after the disallowance of the deduction. If any contribution by the Employer is made by a mistake of fact, such contribution shall be refunded to the Employer within one year after the payment of the contribution.

     If a refund occurs pursuant to this Section, the amount which shall be returned to the Employer shall be the excess of the amount which was contributed over the amount (1) which was deductible, or (2) which would have been contributed absent the mistake of fact (as the case may be), without any earnings but net of any losses attributable to such excess. Further, no amount shall be refunded to the Employer if such a refund would result in a reduction of any Participant's Prior Plan Account to an amount less than the amount the Account would have been had there never been a refund pursuant to this Section.

8.6  Beneficiaries
---  -------------

     Any payments due under the Plan to a Participant's Beneficiary shall be paid according to the Beneficiary designation last filed in writing with the Plan Administrator by the Participant. If no such designation is made, payments shall be made in the following order of priority:

     (a)  to the surviving spouse of the Participant;

     (b) if no spouse survives the Participant, then to the children of the Participant in equal shares, with a share by right of representation to the then surviving children of any deceased child; or

     (c) if neither a spouse, children nor grandchildren survive the Participant, then to the Participant's estate.

Art. VIII                         64

     8.7  Spendthrift Clause
     ---  ------------------

          (a)  General Rule
               ------------

               Subject to the exception specified in subsection (b) below, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan except as provided! below, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void; also, the Plan shall not in any manner be liable for, nor subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

          (b)  Exception
               ---------

               The provisions of subsection (a) above to the contrary shall not withstand a right to a benefit payable under this Plan that has been created, assigned or recognized pursuant to a "qualified domestic relations order", as defined in Code sec. 414(p). Administration of the Plan with respect to qualified domestic relations orders shall at all times be consistent with Code sec. 414, regulations promulgated thereunder, and any other provisions of state and federal law that may be applicable. Payment of a benefit to an alternate payee pursuant to a qualified domestic relations order may be made prior to the time such payment could be made to the Participant, provided that such payment is consistent with the provisions of this Plan in all respects except for the time of payment.

8.8       Annuities
---       ---------

          Any provisions of this Plan to the contrary notwithstanding:

          (a) any annuity contract distributed from this Plan shall contain express provisions sufficient to make such contract nontransferable; and

          (b) the terms of any annuity contract purchased and distributed by the Plan to a Participant or Participant's spouse shall comply and be consistent with the requirements of this Plan.


8.9       Limitations of the Employer's Liability
---       ---------------------------------------

          To the extent permitted by law, the liability of the Employer with respect to any and all obligations arising from or in any way connected with this Plan shall be limited to amounts already contributed.

Art. VIII                             65

8.10  Non-Guarantee of Employment
      ---------------------------

      This Plan shall not be considered to constitute a contract of employment and nothing contained in the Plan shall give any Employee the right to be retained in employment, nor shall anything contained in the Plan interfere with the Employer's right to discharge or retire any Employee at any time. Participation in the Plan shall not give any Employee any right or claim in any benefits except as specifically provided in this Plan.

8.11  Applicable Law
      --------------

      The provisions of this Plan shall be governed, construed, and administered in accordance with federal law, and to the extent that state law is not preempted by federal law, the law of the state of Oregon.

8.12  USERRA Requirements
      -------------------

      Notwithstanding any provisions of this Plan to the contrary, contributions and Service with respect to qualified military service will be provided in accordance with Code sec. 414(u).

                                  ARTICLE IX

                               DIRECT ROLLOVERS


9.1   General Rule
---   ------------

      This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

9.2   Definitions
      -----------

      (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


Art. IX                               67